Exhibit 99.B(p)(17)

SECTION 1. CODE OF ETHICS AND RELATED POLICIES

SECTION 1.1

NUVEEN INVESTMENTS, INC.

CODE OF ETHICS

Nuveen Investments Compliance | May 2016 Code of Ethics

Summary and Scope

What the Code is about

Helping to ensure that Nuveen Investments personnel place the interests of Nuveen clients ahead of their own personal interests.

Who the Code applies to and what the implications are

There are three designations of individuals who are subject to the Code (described below). Compliance will determine your designation.

If you are a consultant or temporary worker, you are not automatically subject to the Code. However, based on your contract length, job duties, work location, and other factors, Compliance may make you subject to the Code at whatever designation level it believes appropriate.

Access Persons

Any Nuveen Employee who meets any of the following criteria:

•                  As part of his/her regular duties has access to non-public information concerning the purchase, sale, holdings, or recommendations of securities in any Nuveen-Advised Account or Portfolio.

•                  Is a director or officer of a Nuveen Fund who has been designated an Access Person by Compliance (Independent Directors have their own Code of Ethics and are not subject to this one).

•                  Has otherwise been designated an Access Person by Compliance.

Key characteristics of this designation. An individual may be considered an Access Person of multiple Nuveen advisers or only one. The personal trading of Access Persons (other than Independent Directors) is generally only monitored against the trading activity of the specific adviser(s) for which they have been designated an Access Person.

Investment Persons

Any Access Person who meets either of the following criteria:

•                  As part of his/her regular duties either makes or participates in making recommendations or decision concerning the purchase or sale of securities in any Nuveen-Advised Account or Portfolio.

•                  Has otherwise been designated an Investment Person by Compliance.

Key characteristics of this designation. Investment Persons are almost exclusively limited to employees of Nuveen’s investment advisers.

Personal transactions of Investment Persons will be reviewed for conflicts in the period starting 7 calendar days prior to a trade by their associated investment adviser and ending 7 calendar days after a trade by their associated investment adviser. In some cases, the Investment Person may be required to reverse a trade and/or forfeit an appropriate portion of any profit as determined by Compliance.

The personal trading of Investment Persons is generally only monitored against the trading activity of the specific adviser for which they have been designated an Investment Person.

General Employees

All remaining Nuveen Employees (meaning those who are neither Access Persons nor Investment Persons).

Key characteristics of this designation. The personal trading of General Employees is typically monitored against the trading activities of all Nuveen advisers.

The policies in the Code treat General Employees and Access Persons alike, although the Compliance monitoring may differ.

WHAT’S NEW Notable changes to this document since the previous version.

•                  Clarifying language had been added in the sections dealing with Inside Information and Managed Accounts.

•                  529 plans are Reportable Accounts if they can hold Reportable Securities.

•                  TIAA-managed funds are now considered Reportable Securities.

Important to understand

Some of our affiliated investment advisers may impose additional rules on the same topics covered in the Code. Check with your manager or local compliance officer if you have questions.

Personal trading is a privilege, not a right. The securities industry is highly regulated and its employees are expected to adhere to high standards of behavior — including with respect to personal trading. Any violation of the Code can have an adverse effect on you, your co-workers, and Nuveen.

The Code does not address every ethical issue that might arise. If you have any doubt at all after consulting the Code, contact Compliance for direction.

The Code applies to appearance as well as substance. Always consider how any action might appear to an outside observer (such as a client or regulator). Follow the Code both in letter and in spirit. If you have questions, contact Compliance.

TERMS WITH SPECIAL MEANINGS

Within this policy, these terms are defined as follows:

Automatic Investment Plan Any program, such as a dividend reinvestment plan (DRIP), under which investment account purchases or withdrawals occur according to a predetermined schedule and allocation.

Beneficial ownership Any interest by which you or any Household Member directly or indirectly derives a monetary benefit from the purchase, sale, or ownership of a security or account. You have beneficial ownership of securities held in accounts in your own name, or any Household Member’s name, and in all other accounts over which you exercise or may exercise investment decision-making powers, or other influence or control, including trust, partnership, estate, and corporate accounts or other joint ownership or pooling arrangements.

Code This Code of Ethics.

Domestic Partner An individual who is neither a relative of or legally married to a Nuveen Employee, but shares a residence and is in a mutual commitment similar to marriage with such Nuveen Employee.

Federal Securities Laws The applicable portions of any of the following laws, as amended, and of any rules adopted under them by the Securities and Exchange Commission or the Department of the Treasury:

•                  Securities Act of 1933.

•                  Securities Exchange Act of 1934.

•                  Investment Company Act of 1940.

•                  Investment Advisers Act of 1940.

•                  Sarbanes-Oxley Act of 2002.

•                  Title V of the Gramm-Leach-Bliley Act.

•                  The Bank Secrecy Act.

Household Member Any of the following who reside, or are expected to reside for at least 60 days a year, in the same household as a Nuveen Employee:

•                  Spouse or domestic partner.

•                  Sibling.

•                  Child, stepchild, grandchild.

•                  In-laws (mother, father, son, daughter, brother, sister).

Each Household Member is subject to the same pre-clearance and trading restrictions and requirements as his/her related Nuveen Employee.

Independent Director Any director or trustee of a Nuveen Fund advised by Nuveen Fund Advisors, Inc. who is not an “interested person” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Managed Account Any account in which you or a Household Member has Beneficial Ownership and for which you have delegated full investment discretion in writing to a third-party broker or investment manager.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Nuveen-Advised Account or Portfolio Any Nuveen Fund or any portfolio, or client account advised or sub-advised by Nuveen.

Nuveen Employee Any full- or part-time employee of Nuveen, not including consultants and temporary workers, and those individuals registered with Nuveen Securities, LLC.

Nuveen Fund Any open- or closed-end fund advised or sub-advised by Nuveen.

Reportable Account Any account of which you or a Household Member has Beneficial Ownership AND in which securities can be bought or held. This includes, among others:

•                  All Managed Accounts.

•                  Any Nuveen 401(k) plan account.

•                  Any direct holding in a Nuveen Fund or TIAA Fund.

•                  Any retirement account, health savings account (HSA) or 529 college savings plan that permits the purchase of any Reportable Security (such as company stock or Nuveen or TIAA Funds).

The following are NOT considered Reportable Accounts:

•                  Charitable giving accounts.

•                  Accounts held directly with a mutual fund complex in which non-Nuveen and non-TIAA Funds are the only possible investment.

Reportable Security Any security, including single-stock futures, except:

•                  Direct obligations of the US government (indirect obligations, such as Fannie Mae and Freddie Mac securities, are reportable).

•                  Certificates of deposit, bankers’ acceptances, commercial paper, and high quality short-term debt (including repurchase agreements).

•                  Money market funds.

•                  Open-end funds that are not Nuveen or TIAA Funds.

Reportable Transaction Any transaction involving a Reportable Security, except:

•                  Transactions in Managed Accounts.

•                  Transactions occurring under an Automatic Investment Plan.

TIAA Fund Any open- or closed-end fund advised or sub-advised by TIAA Investment Management LLC or its affiliated advisers.

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General Restrictions and Requirements

Reporting requirements

1.              Never abuse a client’s trust, rights, or interests.

This means you must never do any of the following:

•                  Engage in any plan or action, or use any device, that would defraud or deceive a client.

•                  Make any material statements of fact that are incorrect or misleading, either as to what they include or omit.

•                  Engage in any manipulative practice.

•                  Use your position (including any knowledge or access to opportunities you have gained by virtue of your position) to personal advantage or to a client’s disadvantage.

•                  Conduct personal trading in any way that could be inconsistent with your fiduciary duties to a client (even if it does not technically violate the Code).

2.              Handle conflicts of interest appropriately. This applies not only to actual conflicts of interest, but also to any situation that might appear to an outside observer to be improper or a breach of fiduciary duty.

3.              Keep confidential information confidential. Always properly safeguard any confidential information you obtain in the course of your work. This includes information related to any of the following:

•                  Any Nuveen-Advised Account or Portfolio and any other financial product offered or serviced by Nuveen.

•                  New products, product changes, or business initiatives.

•                  Past, current, and prospective clients, including their identities, investments, and account activity.

“Keeping information confidential” means using discretion in disclosing information as well as guarding against unlawful or inappropriate access by others. This includes:

•                  Making sure no confidential information is visible on your computer screen and desk when you are not there.

•                  Not sharing passwords with others.

•                  Using caution when discussing business in any location where your conversation could be overheard.

Confidential information may be released only as required by law or as permitted under the applicable privacy policy(ies). Consult with Compliance before releasing any confidential information.

4.              Handle Inside Information properly. Follow all of the terms described in “Inside Information” below. Be aware that any failure to handle Inside Information properly is a serious offense and may lead to disciplinary action from Nuveen as well as serious civil or criminal liability.

5.              Never knowingly trade any security being traded or considered for trade by any Nuveen-Advised Account or Portfolio. This applies to employee transactions in securities that are exempt from pre-clearance, and includes equivalent or related securities.

For example, if a company’s common stock is being traded, you may face restrictions on trading any of the company’s debt, preferred, or foreign equivalent securities, and from trading or exercising any options or futures based on the company’s securities. This applies to you and to any Household Member.

6.              Never purchase an equity IPO. This does not apply to initial offerings of fixed income securities, convertible securities, preferred securities, open- and closed-end funds, and commodity pools. This applies to you and to any Household Member.

7.              Do not purchase a private placement (limited offering) or make an investment in any private company or business without advance written approval from Compliance. This includes investments in any family businesses as well as purchases of any private funds advised or sub-advised by Nuveen. Approval will depend on whether the investment potentially conflicts with Nuveen business activities and whether the opportunity is available to you because of your position at Nuveen, among other criteria. This applies to you and to any Household Member.

8.              Never participate in an investment club or similar entity. This applies to you and to any Household Member.

9.              Avoid excessive trading. Never let personal trading interfere with your professional duties, and never engage in market timing, late trading, and other inappropriate actions.

10.       Comply with trading restrictions described in the prospectuses for those Nuveen Funds that are advised by Nuveen Fund Advisers, Inc. This includes restrictions on frequent trading in shares of any open-end Nuveen Fund advised by Nuveen Fund Advisers, Inc. which limits investors to two round trips per 60-day trading period. Any violation of these trading restrictions is punishable as a violation of the Code. This applies to you and to any Household member.

11.       Comply with Federal Securities Laws. Any violation of these laws is punishable as a violation of the Code.

12.       Never do anything indirectly that, if done directly, would violate the Code. Such actions will be considered the equivalent of direct Code violations.

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13.       Promptly alert Compliance of any actual or suspected wrongdoing. Alert the Nuveen Compliance Ethics Office or, if applicable, the Chief Compliance Officer of the affiliated investment adviser. Examples of wrongdoing include violations of the Federal Securities Laws, misuse of corporate assets, misuse of confidential information, or other violations of the Code.

Report actual or suspected violations to the Nuveen Compliance Ethics Office or, if applicable, the Chief Compliance Officer of the affiliated adviser. If you prefer to report confidentially, call the Nuveen Confidential Hotline at 877-209-3663. Note that failure to report suspected wrongdoing in a timely fashion is itself a violation of the Code.

INSIDE INFORMATION

What is Inside Information?

Inside Information is defined as information regarding any security, securities-based derivatives or issuer of a security that is both material and non-public. Information is material if both of the following are true:

•                  A reasonable investor would likely consider it important when making an investment decision.

•                  Public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

Restrictions and requirements

•                  Any time you think you might have, or may be about to, come into possession of Inside Information (whether in connection with your position at Nuveen or not), alert Nuveen. If you work for a Nuveen investment adviser, alert your local Compliance or Legal office, who in turn will notify the Ethics Office.

Otherwise, alert Nuveen Compliance within the Ethics Office.

Follow the instructions you are given. Note that if you work in the Nuveen closed-end fund product management group and possess Inside Information regarding a closed-end Nuveen Fund, you do not need to disclose the Inside Information to Compliance. However, you must follow the separate approval process, described elsewhere, that applies to your group’s personal trading in closed-end Nuveen Funds.

•                  Until you receive further instructions from Compliance or Legal, do not take any action in relation to the information, including trading or recommending the relevant securities or communicating the information to anyone else.

•                  Never make decisions on your own regarding potential Inside Information, including whether such information is actually Inside Information or what steps should be taken.

•                  If Compliance and/or Legal determine that you have Inside Information:

• Do not buy, sell, gift, or otherwise dispose of the securities, whether on behalf of a Nuveen- Advised Account or Portfolio, yourself, or anyone else.

• Do not in any way recommend, encourage, or influence others to transact in the issuer’s securities, even if you do not specifically disclose or reference the Inside Information.

• Do not communicate the Inside Information to anyone, whether inside or outside Nuveen, except in discussions with Compliance and Legal and as expressly permitted by any confidentiality agreement or supplemental policies and procedures of your investment adviser.

Upon becoming a Nuveen Employee

1.              Within 10 calendar days of starting at Nuveen, acknowledge receipt of the Code. This includes certifying that you have read the Code, understand it, recognize that you are subject to it, have complied with all of its applicable requirements, and have submitted all Code-required reports.

2.              Within 10 calendar days of starting at Nuveen, report all of your Reportable Accounts and holdings in Reportable Securities. Include current information (no older than 45 calendar days before your first day of employment) on all Reportable Securities.

For each security, provide the security name and type, a ticker symbol or CUSIP, the number of shares or units held, and principal amount (dollar value). For each Reportable Account, provide information about the broker, dealer, or bank through which the account is held and the type of account. For each Reportable Account, submit a copy of the most recent statement.

Note that there are separate procedures for Managed Accounts, as described below in item 5.

3.              Within 10 calendar days of starting at Nuveen, report all current investments in private placements (limited offerings). Limited offerings are Reportable Securities.

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4.              Within 30 calendar days of starting at Nuveen, move or close any Reportable Account that is not at an approved firm. The approved firms are:

Ameriprise Financial	OptionsXpress
Barclays Capital Inc.	Raymond James
Chase Investment	RBC Securities
Services Corp	Scottrade Financial Services
Charles Schwab	Stifel Financial
Citigroup Smith Barney T. Rowe Price
Edward Jones	TD Ameritrade
E*Trade Securities	TIAA Brokerage Services
Fidelity Investments	UBS Financial Services Inc.
Goldman Sachs	US Bancorp
Interactive Brokers	Investments, Inc.
JP Morgan Private Bank Vanguard
JP Morgan Securities	Brokerage Services
Merrill Lynch	Wells Fargo
Morgan Stanley	Advantaged Funds
Oppenheimer & Co.	Wells Fargo Investments

Under very limited circumstances, a Reportable Account may be allowed to remain at a non-approved firm. Examples include:

•                  An account owned by a Household Member who works at another financial firm with comparable restrictions.

•                  An account that holds securities that cannot be transferred.

•                  An account that cannot be moved because of a trust agreement. To apply for an exception, contact Compliance. For any account granted an exception, arrange for Compliance to receive duplicates of all periodic statements. If a firm cannot provide duplicate statements directly to Compliance, you must take responsibility for providing these statements to Compliance yourself.

Note that consultants and temporary workers may not be required to move or close Reportable Accounts at the discretion of Compliance.

When opening any new Reportable Account (including a Managed Account)

5.              Get Compliance pre-approval for any new Managed Account. Using the appropriate form (available from Compliance), provide representations that support the classification of the account as a Managed Account. For an account to be classified as a Managed Account, the account owner must have no direct or indirect influence or control over the securities in the account. The form must be signed by the account’s broker or investment manager and by all account owners (you and/or any Household Member).

Note that if the Managed Account is not maintained at an approved firm, you are also responsible for ensuring that duplicate statements of the Managed Account are sent to the Ethics Office . In addition, you will need to provide duplicate statements to the adviser with which you are affiliated, if they also require such statements.

6.              Report any new Reportable Account (other than a Managed Account) that is opened with an approved firm. Do this within 10 calendar days of the date you or a Household Member opens the account or an account becomes a Reportable Account through marriage, cohabitation, divorce, death, or another event.

Before placing any trades in Reportable Securities

7.              Pre-clear any trade in Reportable Securities that is above the minimum share quantity. Additional exclusions are noted in the box below. Without pre-clearance, you can trade up to 500 shares over any period of 5 trading days in any security with a market capitalization (on the trade date) of at least $5 billion. This applies only to securities that trade in share quantities, and therefore does not extend to options or fixed income securities.

If your trade requires pre-clearance, request approval through PTCC before you or any Household Member places an order to buy or sell any Reportable Security. Approval, if granted, expires at the end of the day it was granted. When requesting pre-clearance, follow this process:

•                  Request pre-clearance on the same day you want to trade. Be sure your pre-clearance request is accurate as to security and direction of trade.

•                  Wait for approval to be displayed before trading. If you receive approval, you may only trade that same day, and only within the scope of approval. If you do not receive approval, do not trade.

•                  Place day orders only. Do not place good-til-canceled orders. You may place orders for an after-hours trading session using that day’s preclearance approval, but you must not place any order that could remain open into the next regular trading session.

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8.              You must hold a position in a Reportable Security, other than ETFs, for 30 calendar days from your most recent purchase of that security before realizing any profit. This rule extends to any options or other transactions that may have the same effect as a purchase or sale, and is tested on a last-in-first out basis. This rule is based upon your overall holdings, not at an account level.

Before influencing any trades in a Managed Account

9.              Pre-clear any transaction in a Managed Account that involves your influence. You must also immediately consult with Compliance to discuss whether the account in question can properly remain classified as a Managed Account. This applies to you and to any Household Member.

You may be required to surrender any gains realized through a violation of this rule. You may close a position at a loss at any time, provided pre-clearance has been obtained or an exemption applies.

NOTE: All Reportable Securities that qualify for the 500-share exemption from pre-clearance are still subject to the 30 calendar day holding requirement.

WHAT NEEDS TO BE PRE-CLEARED

Pre-clearance required

•                  All actively initiated trades in Reportable Securities, which includes ETFs and closed-end funds (both Nuveen and non-Nuveen).

Be aware that pre-clearance can be withdrawn even after it has been granted, and even after you have traded, if Nuveen later becomes aware of Nuveen-Advised Account or Portfolio trades whose existence would have resulted in denial of preclearance. In these cases you may be required to reverse a trade and/or forfeit an appropriate portion of any profit, as determined by Compliance.

No pre-clearance required

•                  Trades that fall within the 500-share exception.

•                  Shares of any open-end mutual fund (including Nuveen or TIAA Funds).

•                  Securities acquired or disposed of through actions outside your control or issued pro rata to all holders of the same class of investment, such as automatic dividend reinvestments, stock splits, mergers, spin-offs, or rights subscriptions.

•                  Sales pursuant to a bona fide tender offer.

•                  Trades made through an Automatic Investment Plan that has been disclosed to Compliance in advance.

•                  Trades in a Managed Account.

•                  Donations or gifting of securities.

Every Quarter

10.       Within 30 calendar days of the end of each calendar quarter, verify that all Reportable Transactions made during that quarter have been reported. PTCC will display all transactions of yours for which it has received notice. For any transactions not displayed (such as transactions in accounts you have approval to maintain elsewhere), you are responsible for ensuring that Compliance promptly receives copies of all account statements so that they can enter them into PTCC.

For each Reportable Transaction, you must provide, as applicable, the security name and type, the ticker symbol or CUSIP, the interest rate (coupon) and maturity date, the number of shares, the principal amount (dollar value), the nature of the trade (buy or sell), and the name of the broker, dealer, or bank that effected the transaction. It is very important that you carefully review and verify the transactions and related details displayed on PTCC, checking for accuracy and completeness. If you find any errors or omissions, correct or add to your list of transactions in PTCC.

Every year

11.       Within 45 calendar days of the end of each calendar year, acknowledge receipt of the most recent version of the Code and file your Annual Holdings and Accounts Report.

The report must contain the information described in item #2 on page 4, and include your certification that you have reported all Reportable Accounts, and all holdings and transactions in Reportable Securities for the previous year.

For Managed Accounts, you must affirm annually through PTCC (for yourself and on behalf of any Household Member) the classification of the account as a Managed Account through a separate certification. No broker or investment manager involvement is required on this annual reaffirmation.

You also need to acknowledge any amendments to the Code that occur during the course of the year.

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ADDITIONAL RULES FOR “SECTION 16 OFFICERS”

•                  Pre-clear (through PTCC) any transactions in closed-end funds of which you are a Section 16 officer. Your request will be reviewed by Legal in Chicago.

•                  When selling for a gain any securities you buy that are issued by the entity of which you are Section 16 officer, make sure it is at least 6 months after your most recent purchase of that security. This rule extends to any options or other transactions that may have the same effect as a purchase or sale, and is tested on a last-in-first-out basis. You may be required to surrender any gains realized through a violation of this rule. Note that for any fund of which you are a Section 16 officer, no exception from preclearance is available.

•                  Email details of all executed transactions in these securities to Legal in Chicago.

Contact Legal in Chicago if you are unsure whether you are a Section 16 officer or if you have any other questions.

CODE ADMINISTRATION

Training

You will be required to participate in training on the Code when joining Nuveen as well as periodically during the time you are subject to the Code.

Exceptions

The Code exists to prevent violations of law. No exceptions that would violate any law will be granted.

Monitoring and enforcement

Nuveen Compliance is responsible for monitoring transactions and holdings for any violations of this Code. Any individual who violates the Code is subject to penalty. Possible penalties may include a written warning, restriction of trading privileges, disgorgement of trading profits, fines, and suspension or termination of employment. Literal compliance with the Code, such as pre-clearing a transaction, will not make a person immune from liability for conduct that violates the spirit of the Code.

Applicable rules

The Code has been adopted in recognition of Nuveen’s fiduciary obligations to clients and in accordance with various provisions of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. This Code is also adopted by the Nuveen Funds advised by Nuveen Fund Advisors, Inc., under Rule 17j-1.

Some elements of the Code also constitute part of Nuveen’s response to Financial Industry Regulatory Authority (FINRA) requirements that apply to registered personnel of Nuveen Securities, LLC, and National Futures Association (NFA) requirements that apply to personnel affiliated with Nuveen Commodities Asset Management, LLC or Nuveen Asset Management, LLC.

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SECTION 1.1A

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

SUPPLEMENT TO THE NUVEEN CODE OF ETHICS

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

SUPPLEMENT TO THE

NUVEEN CODE OF ETHICS DATED MAY 2016

The following restrictions and procedures are supplemental to the Nuveen Code of Ethics dated May 2016 (the “Code”) and are applicable to Investment Persons of NWQ Investment Management Company, LLC (“NWQ”).

I.             Investment Person Designation

All NWQ employees have been designated Investment Persons for purposes of administering the Code. Additionally, certain Nuveen employees have been designated as NWQ Investment Persons for purposes of administering the Code.

II.            Review of Investment Person Trades for Conflicts

The personal trading activities of all NWQ Investment Persons will be reviewed for conflicts in the period starting seven calendar days prior to a trade by NWQ and ending seven calendar days after a trade by NWQ. Only transactions executed as a result of an investment decision (“block” and “strategy” trades as determined by NWQ) shall be subject to this review; other NWQ trades, e.g. those resulting from cash flow events, shall not be subject to this review.

SECTION 1.2

NUVEEN INVESTMENTS, INC.

BUSINESS GIFT AND ENTERTAINMENT POLICY

Nuveen Investments Compliance	October 2013

Business Gift and Entertainment Policy

Summary and Scope

What this policy is about

Ensuring that business gifts and entertainment (whether you are the provider or the recipient) do not violate any laws or regulations and do not represent, in fact or appearance, any attempt at improper influence or compensation.

Who this policy applies to

All Permanent Employees.

Any consultants notified by Compliance that this policy applies to them.

Important to understand

Business gifts and entertainment are complex topics involving strict rules and dollar limits as well as the need for good judgment. Before offering or accepting any Business Gift or Business Entertainment, it’s essential that you be familiar with the rules, including the $100 annual limit for gifts. However, it’s equally essential that you exercise appropriate judgment in situations that, even if within the rules, could appear improper to an independent observer (such as a regulator or member of the media).

To be considered Business Entertainment, there must be a clear potential business purpose for Nuveen. The purpose may relate to a specific business proposition or to building or maintaining a business relationship, but in either case, the entertainment should be conducive to the business purpose.

The rules for receiving Business Entertainment vary depending on your job function. If you are an Investment Person, Vendor Procurement Employee, an HR Recruitment Employee, or have otherwise been designated by Compliance, you have stricter Business Entertainment requirements. Be sure to identify and follow the rules that apply to you. (Business Gift rules are the same for all employees.)

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Business Entertainment Any meal, sporting event (whether you are a spectator or participant), cultural event, or similar entertainment that you and a Business Partner attend together and that one of you provided. Exception: meals that are in connection with an approved training and education event are not considered Business Entertainment.

Business Gift Anything of value that is given to, or accepted from, a Business Partner. It includes prizes (whether awarded by skill or chance) and any discount or rebate not generally available to the public.

Business Partner Any natural person who is:

•                  a current or prospective client, a consultant of same, or a vendor, supplier, or provider of any service to Nuveen

•                  an employee, agent, officer, or representative of any of the above

Close Family Member Any of the following, whether or not they reside in the same household as a Nuveen Employee:

•      spouse

•      domestic partner

•      sibling

•      child, stepchild, grandchild

•      parent, stepparent, grandparent

•                  mother-in-law, father-in-law

•                  son-in-law, daughter-in-law

•                  brother-in-law, sister-in-law

HR Recruitment Employee Any member of Nuveen’s Human Resources group whose primary activities involve recruitment.

Investment Person Any Nuveen Permanent Employee who meets either of the following criteria:

•                  as part of his/her regular duties either makes or participates in making recommendations or decisions concerning the purchase or sale of securities in any Nuveen-Advised Account or Portfolio, as defined in the Nuveen Code of Ethics

•                  has otherwise been designated an Investment Person by Compliance for purposes of the Nuveen Code of Ethics

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Special Entertainment Any Business Entertainment that is unique, frequent, or lavish enough that it could represent, or create the appearance of, a conflict of interest or other impropriety.

Government Official Any elected or appointed official at any level of government in any country (US or non-US), and any US candidate for federal, state or local office. This includes any board members or personnel of a state or local retirement plan, sovereign wealth fund, or government-controlled enterprise.

Vendor Procurement Employee Any member of Nuveen’s Chicago-based Vendor Procurement group.

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General Restrictions and Requirements

1.              Understand what is considered a Business Gift and what is considered Business Entertainment. To qualify as Business Entertainment, both you and a Business Partner must be present. If this is not the case, the value given or received must be reported as a Business Gift, meaning that it may be subject to more restrictive rules.

2.              Never pay for a Business Gift or Business Entertainment with your own money. You must always seek reimbursement from Nuveen. Enter all Business Gifts and Business Entertainment you provide into the Concur system; unless the expense is contrary to Nuveen’s expense policy, Nuveen will reimburse you. However, for cases where you have both a personal and business relationship with a Business Partner, see the box below.

3.              Never give or accept cash or cash equivalents as a Business Gift. This includes items that can be redeemed for cash, such as checks and cash-redeemable gift cards. Gift cards or gift certificates that can be redeemed only for goods or services, and not for cash, are allowed.

4.              Never knowingly violate a Business Partner’s gift or entertainment policies. If you think the value of a planned Business Gift or Business Entertainment might exceed the Business Partner’s limit, ask the Business Partner to confirm compliance.

5.              Never solicit a Business Gift or Business Entertainment. If someone else solicits either of these from you, politely decline to provide them, citing the need for approval, and report the incident to Compliance.

6.              Never give or receive a Business Gift or Business Entertainment if there is any explicit quid-pro-quo arrangement, meaning that there is an understanding (either spoken or implicit) that the gift or entertainment is specifically linked to a certain business outcome.

7.              Never give or receive Business Gifts or Business Entertainment that are inappropriate in themselves. This applies to gifts that are illegal (such as recreational drugs) and any other gift or entertainment that might be perceived as offensive or exploitative (such as adult entertainment).

8.              Shared Business Gifts are allowed, but they must be reported and you must include them in gift value calculations. For gifts shared among Permanent Employees, one report for each Business Gift is sufficient, but each individual in the group that receives the gift must be noted in the report.

For gifts sent to be shared among employees of a Business Partner, one report is also sufficient, and it should include a reasonable list of each employee of the Business Partner who shared in the gift.

9.              Never pay for Business Partner lodging or air travel as part of Business Entertainment. Such lodging and air travel can only be paid for in connection with a Compliance-approved training and educational event. Note that meals provided in connection with training and educational events are not considered Business Entertainment. See Nuveen’s Cash and Non-Cash Compensation Policy.

10.       Never buy tickets from, or sell tickets to, a Business Partner.

Examples of Special Entertainment

See requirements on next page

•                  Attending the Super Bowl or a World Series game.

•                  Playing at a prestigious club, such as Augusta National.

•                  Playing in a pro-am tournament.

•                  Flying on a private jet.

•                  Frequent acceptance or provision of entertainment that would not be considered Special Entertainment if it occurred less often (generally, “frequent” means more often than once per quarter).

Valuing a Gift or Entertainment

•                  Gifts given: purchase price (excluding any taxes and shipping).

•                  Gifts received: good-faith estimate of retail value.

•                  Tickets received as entertainment: face value or actual cost, whichever is higher (if known).

•                  Other entertainment received: good-faith estimate of the cost of your portion of the entertainment (including the portion associated with any guest you may have brought).

Gifts and Entertainment with both Business and Personal Dimensions

In cases where you have both a personal and business relationship with a Business Partner, you must ask Compliance to determine whether any gift or entertainment is considered personal or business. The only exception is gifts and entertainment between you and Close Family Members, which are always considered to be personal.

In other cases, whether gifts or entertainment are considered personal or business depends on the circumstances. Factors include:

•      whether there are any actual or perceived conflicts.

•      whether the personal or business aspect is more significant

•      who paid for the gift (the individual or the company)

•      the occasion (birthday or wedding vs. a business accomplishment)

If it might reasonably appear that you are in a position to influence Nuveen’s business with the Business Partner, the gift or entertainment will generally be viewed as a Business Gift or Business Entertainment (except in the case of a Close Family Member). Note that even personal gifts and entertainment given to or received from a Business Partner must be reported as if they were Business Gifts or Business Entertainment (again, except in the case of a Close Family Member).

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Specific Restrictions and Requirements

The table below covers common situations for giving and receiving Business Gifts and Business Entertainment. Note that there are other Nuveen policies that are related to this policy (such as the Global Anti-Corruption Policy) and that have additional rules. Also note that the information here speaks only to the compliance aspect; any additional rules or approvals that may apply for other purposes, such as expense approvals, will continue to apply.

Business Gifts

	Limits/Preclearance/Reporting	Other Important Information
Offered or given to any Business Partner	• $100 TOTAL per INDIVIDUAL per calendar year. • Report ALL gifts given in both PTCC and Concur (for reimbursement)

•        Limit applies to the AGGREGATE VALUE (total value in sum) given to an individual during the calendar year.

•        Items with a Nuveen logo that are valued at less than $50 do not count towards the gift limit and do not need to be reported.

Offered or given to any Government Official	• Pre-clear using PTCC or, if time-sensitive, by calling the Ethics Hotline.	• Includes any gifts to Government Officials.

Received from any Business Partner	• $100 TOTAL per ENTITY per calendar year (meaning $100 a year from everyone associated with a given Business Partner). • Report ALL gifts received using PTCC.

•        Limit applies to the AGGREGATE VALUE (total value in sum) received from all givers at the Business Partner during the calendar year.

•        Items with a Business Partner logo that are valued at less than $50 do not count towards the gift limit and do not need to be reported.

Business Entertainment

Ordinary Business Entertainment	Limits/Requirements	Other Important Information
Offered or provided to any Business Partner	• No pre-clearance or reporting requirements set by this policy, so long as it is not Special Entertainment (your expense reimbursement requests serve as your reports).	• If you think there is any chance that the entertainment you plan is considered Special Entertainment, submit for pre-clearance.

Offered or provided to any Government Official	• Pre-clear using PTCC or, if time-sensitive, by calling the Ethics Hotline.	• Includes any form of Business Entertainment.

Received from any Business Partner and you are NOT an Investment Person, Vendor Procurement Employee, or HR Recruitment Employee	• No pre-clearance or reporting requirements, so long as it is not Special Entertainment.	• If you think there is any chance that the entertainment you plan is considered Special Entertainment, submit for pre-clearance.

Received from any Business Partner and you ARE an Investment Person, Vendor Procurement Employee, or HR Recruitment Employee	• Report all Business Entertainment over $50 using PTCC (no other pre-clearance or reporting requirements).

Special Entertainment	Limits/Requirements	Other Important Information
Offered to any Business Partner or Government Official

•        Pre-clear using PTCC (all employees). Because your request must be approved by both your manager and Compliance, you are encouraged to discuss your request with your manager before formally submitting.

• Special Entertainment for Government Officials is rarely approved.

Received from any Business Partner	• Pre-clear using PTCC (all employees) unless impractical. • After entertainment has occurred, report using PTCC.	• All Special Entertainment must be reported, whether it was pre-cleared or not.

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Situational Examples

Example 1

a.              Jeff, a Permanent Employee at Nuveen, invites a financial advisor to a regular-season Bears game. He puts the cost of the tickets through as an expense. Allowed. The entertainment is not lavish, so it requires no pre-clearance, and Jeff properly requested reimbursement.

b.              The financial advisor cannot make it to the game, so Jeff decides to invite a different Business Partner who is a county commissioner. Possibly allowed, but requires pre-clearance. With Government Officials, any Business Entertainment must be pre-cleared.

c.               The financial advisor suggests that Jeff could avoid the need for pre-clearance by paying for the ticket himself. Not allowed. Jeff cannot pay for Business Entertainment with his own money.

d.              The financial advisor asks if Jeff could buy extra tickets for his wife and her sister. Not allowed. Soliciting gifts or entertainment is prohibited at all times by all parties.

e.               On the day of the game, Jeff is ill, so he offers both tickets (with a combined face value of $150) to the financial advisor. Not allowed. Because the event is no longer a joint outing for a Nuveen employee and a business partner, the tickets would be a Business Gift, and as such would violate the $100 limit.

f.                Six weeks after the game, Jeff invites the same financial advisor to another regular-season Bears game. Questionable. Ordinary Business Entertainment becomes Special Entertainment if it occurs too frequently. Call Compliance before extending any invitation that might represent overly frequent entertainment.

Example 2

a.              Adele, an Investment Person at Nuveen, is invited to speak at an industry conference, and receives free conference admission (a $1,200 value). Despite the high value of the admission, she does not report it as a Business Gift. Allowed. Because the admission was in connection with being a speaker, it is not considered a Business Gift and need not be reported.

b.              One evening at the conference, Adele meets up with two Business Partner individuals who take her to dinner. Allowed, but probably must be reported. Assuming Adele’s portion of the tab was over $50, she must report it as Business Entertainment. The fact that the Business Entertainment occurred while at a conference is irrelevant.

c.               The next day, Adele wins a $100 VISA® gift card in a drawing held by a Business Partner firm. Not allowed. The card is redeemable for cash, so cannot be accepted.

d.              When Adele declines the prize, the Business Partner firm offers to swap it for a $100 gift card to a national coffee chain instead. Allowed. The card is redeemable only for merchandise, not cash. Adele must report the card as a gift, and because she has reached the $100 limit, she must not accept any further gifts from anyone at this Business Partner firm until next calendar year.

e.               At the end of the conference, the same Business Partner firm offers all speakers a fountain pen bearing its logo. Allowed. Although Adele cannot accept any further gifts of value from the Business Partner entity this year, logo items of nominal value do not count.

f.                A few days after returning, Adele receives a gift basket delivered to her home from the same Business Partner firm. Not allowed. Where a Business Gift arrives is irrelevant. Adele cannot receive any further gifts of value from the Business Partner this year. Adele must contact Compliance for instructions on what to do with the gift basket.

Q&A

What if a family member comes along on a Business Entertainment event?

The main issue with the presence of a spouse or other family member is that it raises the value of your entertainment for policy purposes, since you must add the value of your guest’s share to your own share. That could affect whether you need to report the Business Entertainment or the value you report. For example, if a Business Partner takes you and your spouse to a sporting event at $150 a ticket, you are considered to have received $300 worth of entertainment. Remember that you cannot directly or indirectly solicit an invitation for a spouse or family member.

What if it’s unclear whether an upcoming event is considered Ordinary Business Entertainment or Special Entertainment?

If you have any doubt at all, submit a pre-clearance request in PTCC.

What about gifts or entertainment within Nuveen?

Gifts or entertainment completely between Nuveen employees (including those of different Nuveen affiliates) are not considered Business Gifts or Business Entertainment and therefore do not need to be reported. The same is true of entertainment or gifts received at an event sponsored by Nuveen or an affiliate.

Is it permissible to send flowers on behalf of Nuveen to a Business Partner who recently lost a family member?

Yes, so long as you meet all the requirements of a Business Gift (which for policy purposes the flowers are considered to be).

What about gifts to or from a Close Family Member who happens to work for a Business Partner?

Any gift or entertainment between you and a Close Family Member is considered personal and does not need to be reported. For all other cases, see the sidebar on page 2.

If a Business Partner provides a meal for the trading room, is the meal reportable?

If no one from the Business Partner is present, the meal is a shared Business Gift and must be reported as such. One report is sufficient, but the report must list the names of each recipient, and the per person value cannot cause a recipient to exceed the $100 full year aggregate gift limit from the Business Partner. If a representative from the Business Partner is present and is there for business purposes, the meal is considered Business Entertainment and must be reported if the value is more than $50 per person.

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SECTION 1.3

NUVEEN INVESTMENTS, INC.

OUTSIDE ACTIVITIES POLICY

Nuveen Investments Compliance	February 2013

Outside Activities Policy

Summary and Scope

What this policy is about

Getting approval before participating in business-related or investment-related activities outside of Nuveen (as defined in this policy).

Who this policy applies to

All Nuveen Permanent Employees.

Any consultants notified by Compliance that this policy applies to them.

Important to understand

Engaging in Outside Activities could have implications for Nuveen’s business. Potential issues include actual or perceived conflicts of interest, interference with productivity and duties at work, and conflicts with other policies. There is also the potential for clients or others to mistakenly perceive your personal involvement as representing the involvement or approval of Nuveen. All of these factors will be considered in the approval process.

Volunteer work is generally not considered an Outside Activity. You do not need to get approval to volunteer for a non-profit organization, unless your involvement includes board participation or investment-related activities.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Nuveen Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Outside Activity Any arrangement in which any of the following is true:

• You are an employee, independent contractor, partner, agent, rep-resentative, sole proprietor, officer, or director of another person or an entity other than Nuveen.

• You will be compensated, or have a reasonable expectation of com-pensation from another person or an entity other than Nuveen.

• You will be a member of a board or investment committee of any legal entity (including a non-profit) other than Nuveen.

Restrictions and Requirements

1.              Request approval for any Outside Activity IN ADVANCE. Both your manager and Compliance must approve any Outside Activity request, so you are encouraged to discuss your request with your manager before formally submitting.

Use PTCC to submit your request. Once your request is received, Compliance will consult with your manager and will notify you of the final outcome. Do not engage in any Outside Activity before you receive notification of approval.

2.              When joining Nuveen, request approval for any Outside Activity you are already engaged in. You must do this within 10 calendar days of starting at Nuveen.

3.              Request an additional/new approval IN ADVANCE in relation to a previously approved Outside Activity if you anticipate any material increase in responsibility or time commitment for such Outside Activity. Examples of material changes include:

• Any substantial change in your function or responsibility (such as participating on the finance committee of a school board when your prior approval was only for board participation).

Examples of Outside Activity

• Serving as a director for any company (public or private). ‘ Serving on a board or committee of a municipal entity. ‘ Running for political office.

• Serving on an investment committee for any entity, including a non-profit organization.

• Acting as a finder or capital raiser for a private company or fund.

• Serving as a condo or cooperative building board member.

• Serving as a FINRA arbitrator. ‘ Serving as an expert witness.

• Acting as an attorney, tax preparer, or insurance broker.

• Acting as a mortgage or real estate broker, or otherwise partici-pating in any profit-seeking activity involving the purchase, sale, or development of commercial or residential real estate (aside from residential property that is primarily for personal use).

• Engaging in part-time work (cashier, salesperson, wait-staff, etc.).

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•                  A significant increase in the time you spend on an Outside Activity (such as going from 10 hours/week to 20 hours/ week at a second job).

4.              When an approved Outside Activity ceases, notify Compliance within 10 calendar days. Email your notification to compdept@nuveen.com.

Additional information for Registered Reps

If you hold a securities registration with FINRA, the details of any approved Outside Activity must be disclosed on your Form U4. The one exception is serving on a board of a non-profit with no investment-related responsibilities (note that Nuveen approval is still required in this case, just not U4 disclosure). Compliance will update your Form U4 with information on any reportable Outside Activity at the time approval is granted.

You are responsible for ensuring that any information on your U4 about Outside Activities is accurate and complete, especially:

•                  the name of the business or entity

•                  the description of your activity

•                  your position and title

•                  your start date

•                  the approximate number of hours per month you expect to devote to the activity

2

SECTION 1.4

NUVEEN INVESTMENTS, INC.

POLITICAL CONTRIBUTIONS POLICY

Nuveen Compliance July 2012

Political Contributions Policy

Summary and Scope

What this policy is about

Contributions to state and local elected officials or candidates (as defined within this policy). This includes:

Giving or soliciting contributions.

Contributions to federal candidates who currently hold a state or local elected office.

Contributions to certain political organizations.

Who this policy applies to

Nuveen Investments, Inc. (“Nuveen”) and all of its direct or indirect subsidiaries except Gresham Investment Management LLC.

All Nuveen employees.

Any consultants who are officially notified by the Director of Compliance (or his/her designee) that this policy applies to them. (In general, this will only be a consultant who either serves in a policy-making capacity or is a former executive officer of a Nuveen entity.)

In some cases, a spouse or dependent child of a Nuveen employee or consultant described above.

This policy does not apply to interns or temporary employees, or to consultants not described above.

Important to understand

The sole purpose of this policy is to prevent violations of the law, which could cause a loss of revenue for two years and could harm Nuveen’s reputation. Political affiliations play no role in any approval decision, and the information collected will be held in the strictest confidence.

This policy extends more broadly than may be immediately evident. For instance, it covers both monetary and in-kind contributions, contributions made during or after a campaign, and contributions made directly to a candidate or to organizations that could support that candidate.

When state or local rules are more restrictive than this policy, you must follow those rules. For example, some jurisdictions may impose lower contribution limits, additional conditions, or outright bans.

This policy involves pre-clearing contributions through PTCC. It also involves understanding the difference between in-kind contributions (require pre-clearance) and volunteering (does not require pre-clearance).

This policy applies to appearance as well as substance. Always consider how any action might appear to an outside observer (such as a regulator). Follow the policy both in letter and in spirit. And if you have questions, contact Compliance.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Contribution Any money or any item or service of value, including gifts, loans, advances, payment of debts or expenses, or provision of staff or facilities, made to any recipient described in the table on page 3 for whom any limit, condition, or prohibition is described. Volunteering time outside of working hours is not considered a contribution for purposes of this policy.

Solicit To communicate directly or indirectly with any individual or entity for the purpose of gaining or keeping a government entity as a client, or for the purpose of making a contribution occur.

State or local Any state; any non-state that is under the ownership, control, or protection of the United States; any county, city, town, or other municipality.

State or local government entity Any state or local government, agency, authority, or instrumentality; any pool of assets sponsored by a state or local government (such as a defined pension plan, separate account or general fund); any participant-directed plan of a state or local government (such as 529, 403(b), or 457 plans).

Restrictions and Requirements

1.              Pre-clear ALL of your applicable political contributions and activities IN ADVANCE. Refer to the sidebar below and the table on page 3. For contributions, use PTCC to request preclearance. For any political activities that are not “volunteer” activities, contact Compliance to request pre-clearance. Do not make any contribution or engage in any political activities before you get a response, and do not violate any limits or conditions indicated on any pre-clearance approval you receive.

2.              Where required, pre-clear ALL political contributions of a spouse or dependent child. The need for pre-clearance is based on where the contribution is made, not where you or your spouse or dependent child lives or works.

To be certain that your name does not appear as a donor on any current or future published list, black out your name from any joint account check that a spouse or dependent child is using to make a pre-cleared contribution.

Jurisdictions that require pre-clearance for spouse and dependent child contributions:

California: Los Angeles County Metropolitan Transportation Authority only Connecticut Colorado: Denver only Illinois Kentucky	New Jersey New Mexico Pennsylvania Rhode Island Texas: San Antonio only

3.              Do not use Nuveen resources for political purposes. For example, do not engage in political activities while at work or use Nuveen computers, email, printers, copiers, phones, or other equipment for political purposes.

4.              Do not use the name of any Nuveen entity in connection with your own personal political contributions or activities.

This includes keeping the Nuveen name off any political solicitation message or fundraising collateral.

5.              Do not make or solicit any contribution on behalf of Nuveen. Nuveen is not permitted to make any political contributions.

6.              Do not make or solicit any contribution aimed at helping Nuveen get or keep a state or local government entity as an investment advisory client. This includes coordinating with, or soliciting from, any individual or any state or local political action committee (PAC). For example, you should not serve on a finance or fundraising committee, or have your name listed on fundraising committee messages or materials.

7.              Do not do anything indirectly that, if done directly, would violate this policy. Such actions will be considered the equivalent of direct policy violations. For example, donating to a National Political Committee with the intent of directing the contribution to a state candidate would be a policy violation.

8.              Certify your compliance quarterly. Promptly following the end of each calendar quarter, complete a “Political Contributions Certification” using PTCC.

Policy Administration

Training

You will be required to participate in training on this policy when joining Nuveen as well as periodically during the time you are subject to this policy.

Exceptions

This policy exists to prevent violations of law. No exceptions that would violate any law will be granted.

Enforcement

Any individual who violates the policy is subject to the penalties described in Nuveen’s Sanctions Guidelines.

Applicable rules

This policy is designed to address Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended, and state and local “pay-to-play” rules.

In-Kind Contributions vs. Volunteer Activities: When to Pre-Clear and When Not

In-Kind Contributions Pre-Clearance required.

Providing goods, services (other than your own volunteer activities), or anything else of value (other than money) for anything less than fair market value. Examples:

•                  Hosting an event at your home.

•                  Renting space for an event.

•                  Providing printing or web hosting services, whether through your own equipment or not.

•                  Paying for postage, email blasts, or other costs of distrib-uting campaign materials.

•                  Paying for consultants or campaign workers.

•                  Providing meals for campaign employees or volunteers.

Volunteer Activities Pre-Clearance NOT required.

Donating your own time and/or skills without compensation, during non-work hours and not at the direction of anyone at Nuveen. Examples:

•                  Stuffing envelopes for campaign mailers.

•                  Calling people to remind them to vote.

•                  Participating in voter registration drives.

•                  Donating your own time as a professional, such as doing legal, writing, design, website, or IT work.

Incidental personal expenses, such as personal meals or taxi fare, are not considered contributions unless Nuveen reimburses them.

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Contribution Limits

You must pre-clear ALL allowable contributions, avoid making any prohibited contributions, and follow any rules set by any applicable jurisdiction that are more restrictive than these policy limits.

Recipient	Contribution Limit	Comments and Examples

Candidates and their campaigns and committees

Candidate for state or local office or current state or local official (including those running for federal office)	$150 per election.	Can make separate $150 contributions to primary and general election, but cannot make general election contribution until after the primary.

Federal official or candidate for federal office who is not a state or local official at the time of the contribution	No limit set by this policy; state or federal election laws may have limits.

Political committees, PACs, and SuperPACs

National political party committee	No limit set by this policy; state or federal election laws may have limits.

Examples: Democratic National Committee (DNC), Republican National Committee (RNC), Republican Senatorial Campaign Committee (RSCC), Democratic Senatorial Campaign Committee (DSCC), Democratic Congressional Campaign Committee (DCCC), National Republican Campaign Committee (NRCC).

State or local political party committee	$150 per calendar year.	Examples: Democratic Party of Illinois, Illinois Republican Party, Independent American Party of Illinois.

State or local PAC	All contributions prohibited.	Includes state-registered leadership PACs and any other political committee that can contribute to state or local candidates or elected officials.

State superPAC	$150 per calendar year.	Includes state-registered independent expenditure committees that support state or local officials or candidates.

Federal PAC or superPAC that contributes exclusively to federal candidates or national parties	$150 per calendar year without documentation; larger contributions may be approved with proper documentation (contact Compliance for details).	Includes federally registered independent expenditure committees that support federal candidates; federally registered union, business, or leadership PACs.

Federal joint fundraising committees	All contributions prohibited.	Includes any entity that solicits or collects contributions that could be allocated to state or local candidates or elected officials.

Other political organizations

501(c)(4) organization	No limit set by this policy, but you must provide proper documentation before making contributions (contact Compliance for details).	Includes education/advocacy organizations that focus on social welfare issues and may engage in some form of political activity; many ballot measure committees.

527 organization	$150 per calendar year.	Includes “soft money” organizations not registered under campaign finance laws; Republican or Democratic governors associations.

Member-based political organizations that do not make or solicit political contributions	No limit set by this policy; state or federal election laws may set limits.	Contact Compliance before becoming a member of such an organization. Affiliation with a PAC does not disqualify an organization from this category so long as it is a separate organization from the PAC

Political caucus	$150 per calendar year if any portion of money will be used to support state or local officials or candidates; otherwise no limit set by this policy.	Includes any political group that meets to coordinate member actions, make group policy, or nominate candidates.

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SECTION 1.5

NUVEEN INVESTMENTS, INC.

INFORMATION BARRIERS POLICY

Nuveen Investments Compliance	June 2014

Information Barriers Policy

Concerning Investment and Proxy Voting Activities Across Nuveen Advisers

What this policy is about

Establishing restrictions and requirements designed to preserve, both in fact and in appearance, the independence of each Nuveen Adviser’s decision-making in relation to its investing and proxy voting activities.

Who this policy applies to

All Permanent Employees.

All consultants and temporary workers.

Important to understand

If this policy is not followed, some or all of the Nuveen Advisers could be subject to restrictions or limitations on their ability to purchase or sell certain equity or equity-related securities or could lose the ability to file required regulatory position reports, and to invest certain equity securities, without aggregating positions with other Nuveen Advisers. Ordinarily, entities that are under common ownership or control are required to file consolidated reports of their equity holdings. By keeping their relevant investment and proxy information from being shared, each Nuveen Adviser can report its beneficial ownership and investment discretion separately (where permissible).

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Cross-Adviser Employee Any person who provides more than one Nuveen adviser with support services, such as sales, marketing, risk management, performance and analytics, operations (including trading and account opening/maintenance), executive, legal, and compliance services. Any person who is an employee of any Nuveen Adviser is not a Cross-Adviser Employee.

Designated Strategy Any investment strategy whose design requires one Nuveen Adviser to take into account the current investment information of another Nuveen Adviser. Examples can include options overlays, optimization strategies, completion strategies, or instances where one Nuveen Adviser is a subadviser or successor adviser to an investment portfolio or account of a different Nuveen Adviser.

Investment Information Any information that pertains to any Nuveen Adviser, is not in the public domain, and concerns open orders, planned or anticipated transactions, research, or holdings information.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries.

Nuveen Adviser Any investment adviser that is a direct or indirect subsidiary of Nuveen.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Proxy Information Any information that pertains to any Nuveen Adviser, is not in the public domain, and concerns planned or anticipated proxy votes or any related analysis.

Restrictions and Requirements

1.         Except as noted below in “Situations Requiring Advance Approval,” do not share Investment Information or Proxy Information that pertains to one Nuveen Adviser with employees of any other Nuveen Adviser. This includes Investment Information or Proxy Information you encounter in the course of your work or by virtue of having a personal account managed by a Nuveen Adviser.

SITUATIONS REQUIRING ADVANCE APPROVAL

•                  Before engaging in any activity that would represent, or could appear to represent, an instance of a Nuveen Adviser coordinating investment or proxy voting activity with any external party, you must get the advance approval of the Ethics Office and the applicable local Compliance Officers. This does not apply to external parties who are already authorized to receive this type of information, such as approved proxy service providers.

•                  A Nuveen Adviser providing services in connection with a Designated Strategy may receive Investment Information (but not Proxy Information) from other participating Nuveen Advisers, but typically on a delayed basis and only with prior approval from the Ethics Office and the applicable local Compliance Officer.

2.         Cross-Adviser Employees may share with each other the Investment Information or Proxy Information of more than one Nuveen Adviser, but only to the extent necessary to perform their job functions. In communications with employees of a given Nuveen Adviser, Cross-Adviser Employees must exercise great care never to disclose Investment Information or Proxy Information of any other Nuveen Adviser.

3.         Do not attempt to influence the proxy voting decisions of another Nuveen Adviser. Always follow your Nuveen Adviser’s proxy voting guidelines.

4.         Promptly report any actual or suspected violation of this policy to the Ethics Office or your local Compliance Officer.

Situational Examples

Example 1

a.              Ted, an equity analyst at Nuveen Adviser A, meets his old college friend Eric for lunch. Eric is an equity analyst at Nuveen Adviser B. All discussion of Investment Information and Proxy Information prohibited. The two men are employees of different Nuveen Affiliates and their conversation is outside of any job function.

Example 2

a.              Diane, a Cross-Adviser Employee, receives proxy voting information for processing from four different Nuveen Advisers. She has a question about a procedure, and asks Isabel, another Cross-Adviser Employee, if she can help. Allowed. Both employees are Cross-Adviser Employees, so they do not have an affiliation with any one Nuveen Adviser.

b.              Diane notices that in the proxy voting data from one Nuveen Adviser, the votes cast on one particular question are significantly different from those of the other Nuveen Advisers. She decides to contact Frederick, an employee of that adviser, to see if the voting information is correct. Allowed, but requires caution. Diane must not disclose to Frederick how any other Nuveen Advisers are intending to vote, and she furthermore must avoid asking him to verify the voting data for his Nuveen Adviser in such a way that she reveals to Frederick the reason that made her question the voting data.

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SECTION 1.6

NUVEEN INVESTMENTS, INC.

PAYMENTS INVOLVING LABOR ORGANIZATIONS (“UNIONS”) POLICY

Nuveen Investments Compliance	July 2015

Payments Involving Labor Organizations (“Unions”) Policy

Summary and Scope

What this policy is about

Helping to ensure that Nuveen fulfills its disclosure and reporting requirements concerning payments made to, or expenditures on behalf of, Unions and Union Representatives.

Who this policy applies to

All Permanent Employees.

Any consultants, temporary workers, and interns notified by Nuveen Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

Payments to, or expenditures on behalf of, Unions and Union Representatives may be subject to Form LM-10 reporting obligations. Federal laws require investment advisers who act as service providers to Unions to file annual reports (Form LM-10) with the Department of Labor (“DOL”) disclosing certain payments or expenditures made to Unions and Union Representatives. The DOL makes these disclosures available to the public and also compares it with information reported by Unions and Union Representatives on Form LM-30 for consistency.

Appropriately identifying payments or expenditures made to Unions and Union Representatives is essential for Nuveen to accurately fufill its reporting obligation, and errors can result in severe penalties. Nuveen must take reasonable measures to identify and compile all such payments to facilitate complete, prompt, and truthful reporting. Nuveen may be subject to criminal penalties for failure to file a required report and/or for false reporting, and civil prosecution for violations of the filing requirements. Additionally, Nuveen officers executing the report may be held personally responsible for the timeliness and accuracy of reporting.

This policy applies equally to prospective and existing Union clients. Before making any payment to, or engaging in any contact with, any Union or Union Representative be sure you fully understand and comply with this policy.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Form LM-10 Employer Report A Department of Labor report that Nuveen must file annually to disclose certain payments or expenditures made to, or on behalf of, Unions and Union Representatives.

Form LM-30 Labor Organization Officer and Employee Report A Department of Labor report that Unions and Union Representatives must file annually to disclose payments or expenditures received from entities (like Nuveen) required to file Form LM-10.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Union Any Taft-Hartley plan or private-sector labor union.

Union Representative Any current employee, officer, director, or agent of a Union. This includes any officer, board member, executive, shop steward, business manager, business agent, legal counsel (internal or external), or other representative or employee of a Union, regardless of job function.

What is considered a payment or expenditure?

The following are examples of things that are considered payment or expenditures for purposes of LM-10 reporting:

•                  Business gifts and entertainment, as described in the Business Gift and Entertainment Policy.

•                  Donations or payments to support events or causes sponsored or promoted by a Union or Union Representative, such as program ads or golf hole sponsorships.

•                  Charitable contributions to any charity sponsored, promoted, or suggested by a Union or Union Representative, unless the charity is a certified 501(c)(3) organization and the contribution is paid directly to the charity.

Restrictions and Requirements

1.              Ensure that all expenses related to Unions and Union Representatives are identified as “LM-10”. When preparing your expense reimbursement report in the Concur Travel and Reimbursement system or submitting a Check Request Form, you must select the “LM-10” checkbox to ensure that an expense is appropriately identified for potential reporting purposes. Managers who review and approve expense reimbursement or check requests are responsible for ensuring that the LM-10 checkbox has been checked in all applicable instances.

Prior to the filing due date, Finance will assemble the captured expenses made over the previous year to determine if the expenses meet the regulatory threshold for reporting. In the course of this review, you may be asked to provide additional information concerning payments to Unions and Union Representatives (such as circumstances of payments, or other gratuities provided during the course of a given year). All Nuveen employees will be expected to fully cooperate in the LM-10 filing preparation process.

2.              Never make, authorize, permit, or otherwise coordinate any payment involving a Union or Union Representative that is linked to any promise, agreement, arrangement, or outcome. This includes any payment or expenditure that is connected to any specific act or decision, whether past or anticipated (such as a decision to hire or retain Nuveen or to increase account assets). It also includes any payment or expenditure intended to influence, interfere with, or obtain information about the labor-related activities of Unions or Union Representatives.

When you are coordinating a permissible payment or expenditure involving a Union Representative, it should be done with the intent to generate business goodwill ethically and in accordance with applicable law.

3.              Never make a payment to, or expenditure on behalf of, a Union or Union Representative with your own money. You must always seek reimbursement from Nuveen. Enter all such expenses into the Concur system or submit a Check Request Form.

Administration

Applicable Rules Labor-Management Reporting and Disclosure Act of 1959, as amended.

Enforcement Any individual who violates this policy may be subject to penalties and other disciplinary action.

Related Policy

The topics covered in this policy are closely related to those covered in the Business Gift and Entertainment Policy.

For a more complete discussion related to provisioning gifts or entertainment, consult Nuveen’s Business Gift and Entertainment Policy. All terms of that policy apply, including:

•                  All general rules, such as prohibitions on cash gifts, excessive gifts or entertainment, the soliciting of gifts or entertainment, paying for a business gift or entertainment with your own money and any quid-pro-quo understandings.

•                  All rules on reporting and preclearance, including the more restrictive terms that apply to gifts.

2

SECTION 1.7

NUVEEN INVESTMENTS, INC.

GLOBAL ANTI-CORRUPTION POLICY

Nuveen Investments Compliance	October 2014

Global Anti-Corruption Policy

Summary and Scope

What this policy is about

Establishing restrictions and requirements to help ensure that Nuveen employees do not violate certain laws or regulations concerning bribery.

Who this policy applies to

All Permanent Employees.

All Nuveen interns.

All consultants or temporary workers.

Nuveen Directors who are not Nuveen employees have their own version of this policy and therefore are not subject to this one.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Non-US Government Recipient Any individual or entity that meets any of the following criteria with respect to any government or political party outside the United States (including within the UK):

•                  is an employee of any government entity or subdivision (including, for example, a government hospital or utility)

•                  is an officer or employee of any company that is government-controlled or is at least 50% government-owned

•                  an elected official, a candidate for public office, or an official of a political party, or a political party itself

•                  is acting on behalf of a government entity, even if just temporarily

•                  is an officer, employee, or representative of a public international organization, such as the World Bank or the United Nations

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Recipient Any Non-US Government Recipient or UK Recipient.

Third-Party Agent Any agent, including dealers, engaged to perform marketing activities outside of the United States on behalf of Nuveen. Permanent Employees and Nuveen consultants are not considered Third-Party Agents.

UK Recipient Any current or prospective Nuveen client (including non-government parties) that is either based in the UK or whose Nuveen relationship is handled by a UK-based Nuveen employee.

Important to understand

Compliance with this policy involves knowledge of the rules as well as the need for good judgment. Following both the letter and spirit is essential to ensuring that Nuveen and the firms it works with do not violate anti-corruption laws. If you have any question about this policy, including whether an individual is a Recipient or whether a particular activity would be considered a policy violation, see the box below.

Nuveen has a zero-tolerance policy for corruption. Violations of this policy can lead to disciplinary action (up to and including termination of employment), and may also be referred to outside authorities for civil, criminal, or regulatory proceedings. Even conduct that merely creates the appearance of impropriety can be grounds for disciplinary action.

This policy relates to, and overlaps with, other Nuveen policies. For example, Nuveen’s Business Gift and Entertainment Policy, which is also aimed at preventing corruption, applies both outside and inside the US, and applies to government as well as non-government recipients. Political contributions and charitable contributions are other areas where policies overlap. You are responsible for knowing which policies apply, their meaning, and how to address any gaps or discrepancies between policies.

Who to Contact

For questions about this policy Your manager, your local Compliance Officer, the Global Anti-Corruption Officer, or the Ethics Office

To report “red flags” The Ethics Office or the Global Anti-Corruption Officer

To obtain pre-clearance The Ethics Office; if desired, you can also ask your local Compliance Officer to coordinate with the Ethics Office

To report known or suspected policy violations The Global Anti-Corruption Officer

Contact Information

Ethics Office (312-917-8000 or compdept@nuveen.com)

Global Anti-Corruption Officer:

Charles Mathys	Direct line: (312) 917-8047
Nuveen Investments, Inc.	Fax: (312) 917-6912
333 W. Wacker Drive	Charles.Mathys@nuveen.com
Chicago, IL 60606

Restrictions and Requirements

General Matters Relating to All Recipients

1.              Never propose, initiate, participate in, agree to, or permit any arrangement that represents, or could be perceived as representing, an exchange of value in return for favorable treatment from a Recipient. This rule applies extremely broadly. It applies to gifts and entertainment, to hiring decisions, and to political and charitable contributions. It applies to promises of a desired outcome and to threats of an undesired outcome. It applies to things tangible and intangible, and to direct and indirect transmission or receipt of value. It also applies to all Recipients, whether clients, prospects, business partners, competitors, and past, present, or prospective employees.

Any consideration involving a Recipient that is given or withheld on the basis of any improper condition, whether stated or implied, is a violation of this policy. Note that this means, for example, that even gifts or entertainment that are modest enough that they would normally be allowed are prohibited if they are tied to any particular favor or outcome.

Note also that even when your behavior is fully consistent with all applicable restrictions, you must take all appropriate steps to ensure that the Recipient, and if possible his or her colleagues, are not under the impression that any improper benefit is intended or desired.

2.              Never make any facilitation payments to a Recipient. Facilitation or “grease” payments — typically defined as small payments to officials for performing a duty that they are supposed to perform as part of their job — are not allowed. In very extreme cases (such as to avoid imminent physical danger), an exception may be granted, but you must immediately report the situation to the Global Anti-Corruption Officer, and will need to thoroughly document the conditions that would justify the exception.

3.              Never pay for any business-related expense without seeking reimbursement from Nuveen. Doing so creates the appearance of impropriety and deprives Nuveen of a level of transparency and documentation that it is legally required to maintain. Always seek reimbursement through Concur, Nuveen’s expense reimbursement system, for anything of value you provide to a Recipient, or to any other individual or entity at the behest of a Recipient. Your manager is responsible for reviewing your reimbursement requests, and may consult with Compliance or Legal if appropriate.

Note that Concur is for reimbursement purposes only, and that you must separately file, through the channel(s) indicated for that purpose, any other required reports.

4.              Never do anything that would have the effect or appearance of circumventing applicable restrictions. Never induce, or allow others to engage in, any action that violates Nuveen policy or any other applicable law, regulation, or policy. Nuveen — and you personally — can be held responsible for any violations committed by others who are acting on your instructions, or who believe they are. You can even be held responsible for violations that occurred because you turned a blind eye or were otherwise insufficiently vigilant in preventing them.

5.              Always keep adequate records and documentation. Proper documentation is critical to detecting and deterring corruption and to establishing that you and Nuveen have been complying with this policy and other applicable restrictions.

At any time, you may be asked to account for business-related expenses or any Nuveen resources that were placed in your control, including where they went and for what purpose. In all hiring and business negotiations where this policy applies, keep detailed notes and ensure that the written documentation reflects every material dimension of the process and any final understanding.

Make sure that all payments and other compensation to Third-Party Agents are recorded accurately, in reasonable detail, and in a timely fashion. Never create or use undisclosed or unrecorded accounts for any purpose. False, misleading, incomplete, inaccurate, or artificial entries in the books, records, or accounts of Nuveen are prohibited.

6.              Promptly report any actual or possible violations of this policy. Every person subject to this policy has an affirmative duty to report violations, and to do so without delay. This includes known, suspected, or attempted violations on the part of any individual who is subject to this policy (including you) or on the part of any Recipient or Third-Party Agent. It also includes any actions designed to evade this policy. See “Who to Contact”on page 1 for the reporting instructions you must follow.

In support of these obligations to report, Nuveen strictly prohibits any retribution or retaliation against anyone who, in good faith, has sought advice, has reported an actual or possible violation of this policy, or has refused to engage in conduct that violates this policy, even if their refusal has caused Nuveen to lose business.

Additional Rules Concerning Interactions with UK Clients and Investors

Under the U.K. Bribery Act, both giving and receiving bribes related to commercial parties or government officials are prohibited.

In addition, the U.K. Bribery Act prohibits both direct and indirect bribery of government officials, meaning that it is prohibited to provide a financial advantage to any person with the purpose of influencing a government official to obtain or retain any business.

Gifts, Entertainment, Travel, and Lodging

Pre-approval and Reporting of Gifts

1.              Obtain pre-approval from the Ethics Office before providing or offering a gift of value to a Non-US Government Recipient. In general, Nuveen discourages gifts to government officials. However, to the extent a gift to a Non-US Government Recipient is customary, it may be permitted so long as it meets ALL of the following criteria:

•                  the value of the gift, combined with the value of all other gifts you have given to the same individual in the previous 12 months, is less than USD 100

•                  the value is not excessive for the circumstances

•                  the gift is consistent with generally accepted business practices for the country and industry involved

•                  the gift is not cash or a cash equivalent (such as checks, cash-redeemable gift cards, vouchers, securities, or loans)

•                  to your knowledge, the gift does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Non-US Government Recipient is subject

•                  the gift is not intended to influence the business decisions of the person involved

Your request for pre-approval must include all material information available to you at the time.

2.              Report all gifts that you provide to Non-US Government Recipients or UK Recipients. For each gift, properly document all of the following, and report them through PTCC:

•                  the occasion for the gift

•                  the Recipient

•                  the Recipient’s organization and position

•                  the nature of the gift

•                  the value of the gift

•                  the fact that the gift was approved by the Ethics Office (unless no such approval was granted)

As an exception to this rule, you may give promotional items — meaning items of nominal value (generally USD 50 or less) that carry a Nuveen logo — with no reporting necessary on your part.

Considerations Concerning Gifts

3.              Distinct from pre-approval and technical compliance, consider the context before providing or offering a gift to a Non-US Government Recipient or UK Recipient:

•                  What organization(s) does the potential Recipient represent, and what is the Recipient’s role in that organization?

•                  What is the reason for offering the proposed gift (for example, holiday, birthday, promotion)?

•                  Is there any reason to believe that the proposed gift will affect the outcome of a government or business decision in which Nuveen has an interest?

•                  Is there any reason to believe that the proposed Recipient(s) may consider the gift to involve any quid pro quo?

•                  Is there any reason to believe that the proposed gift could look improper to an outside observer?

Pre-approval of Entertainment

4.              Obtain pre-approval from the Ethics Office before providing or offering entertainment of any value to Non-US Government Recipients. Meals and modest entertainment associated with legitimate business activities are generally permissible, such as providing lunch for a Non-US Government Recipient who is visiting a Nuveen office for a meeting.

Any entertainment must meet ALL of the following criteria:

•                  the value is not excessive for the circumstances

•                  the entertainment is consistent with generally accepted business practices of the country and industry

•                  the entertainment is not intended to improperly influence the business decisions of the person(s) involved

•                  to your knowledge, the entertainment does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Non-US Government Recipient is subject

•                  you will be present (if not, the event is considered a gift, and is subject to the more restrictive limits concerning gifts)

•                  the entertainment has a legitimate business purpose to Nuveen

•                  you have received pre-approval for the entertainment from the Ethics Office, based on a request that includes all material information available to you at the time

Considerations Concerning Entertainment

5.              Distinct from pre-approval and technical compliance, consider the context before providing or offering entertainment to a Non-US Government Recipient or UK Recipient:

•                  Who are the government officials or private individuals to be invited to the event, what are their titles, and what organizations do they each represent?

•                  What is the business purpose of the entertainment?

•                  What is the nature of the event (for instance, the setting or activity)?

•                  Is there any reason to believe that the proposed entertainment will affect the outcome of a government or business decision in which Nuveen has an interest?

•                  Is there any reason to believe that the proposed Recipient(s) may consider the entertainment to involve any quid pro quo?

•                  Is there any reason to believe that the proposed entertainment could look improper to an outside observer?

Pre-approval of Travel and Lodging

6.              Obtain pre-approval from the Ethics Office before providing or offering any air travel or lodging, or reimbursement for same, to Non-US Government Recipients or UK Recipients. Nuveen does not commonly pay for the air travel and lodging costs of these Recipients. However, in rare instances Nuveen may pay for these costs (for instance, when the Recipient visits Nuveen’s facilities for high-level meetings or educational events).

Any air travel and lodging expenses must meet ALL of the following criteria:

•                  the value is not excessive considering the circumstances and the authority of the person(s) receiving the travel or lodging

•                  the travel and lodging are consistent with generally accepted business practices of the country and industry

•                  the travel and lodging are not intended to improperly influence the business decisions of the person(s) involved

•                  to your knowledge, the travel and lodging do not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Recipient is subject

•                  you will be present at the event associated with the travel and lodging

•                  the travel has a legitimate business purpose to Nuveen

•                  Nuveen is not paying for expenses for any non-business-related stopovers or other activities (other than minimal side trips while at the business destination)

•                  Nuveen is not paying for expenses for any individual who is accompanying an invitee but whose presence is not directly necessary to the business purpose at hand

•                  Nuveen is not providing any per diem or pocket money to any Recipient

•                  any leisure activities hosted by you or Nuveen comply with entertainment and expense guidelines

•                  you have received pre-approval for the travel plans and expenses from Compliance, based on a request that includes all material information available to you at the time To ensure transparency, Nuveen sends out invitation letters to the customer or government agency that includes the proposed itinerary and details the expenses Nuveen will pay for.

Wherever possible, you should ensure that Nuveen pays for all allowable travel expenses directly. In some circumstances, Nuveen may be able to reimburse invitees who have paid for their own travel and lodging, but such reimbursement is possible only when all necessary receipts or other documentation are submitted to Nuveen.

Invitees are not prohibited from bringing guests (such as a spouse, family members, friends, or personal assistants) or from adding stopovers and side trips for pleasure. However, the invitee must pay all travel and lodging costs associated with his/her guests and with any non-business activities they add to the itinerary or schedule.

Considerations Concerning Travel and Lodging

7.              Distinct from pre-approval and technical compliance, consider the context before offering to arrange for Nuveen to pay for travel or lodging expenses for Non-US Government Recipients or UK Recipients:

•                  Who are the government officials or private individuals for whom travel or lodging costs are requested, what are their titles, and what organizations do they each represent?

•                  What is the business purpose of the trip?

•                  Do the officials or private individuals have any roles in connection with current or potential Nuveen business?

•                  What is the proposed travel itinerary?

•                  Does the itinerary include any stops at locations where Nuveen does not have offices or operations?

•                  What are the travel and accommodation standards for airlines (for instance, first, business, economy) and hotels (for instance, luxury, business, modest, other)?

•                  Is there any reason to believe that the proposed trip will affect the outcome of a government or business decision in which Nuveen has an interest?

•                  Is there any reason to believe that the proposed Recipient(s) may consider the trip to involve any quid pro quo?

•                  Is there any reason to believe that the proposed trip could look improper to an outside observer?

Situational Examples — Gifts, Entertainment, Travel, Lodging

Example 1 — Gifts

During a Nuveen-sponsored program related to the introduction of a new investment product outside the United States, a Non-US Government Recipient notices promotional shirts, hats, and pens bearing the Nuveen logo and asks you if he can have three or four of each.

Analysis: So long as it’s not a violation of law in the government official’s country, the request is permissible, because the items are all Nuveen-emblazoned promotional materials of modest value.

Example 2 — Meals and Entertainment

A Nuveen employee based in New York City takes a UK Recipient out to lunch. The bill for the two of you is $120.

Analysis: The expenditure is not so large ($60 for the UK Recipient) as to be considered impermissible, so long as it complies with local law and custom. Note, however, that if the investor is a Non-US Government Recipient, you would need pre-approval.

Example 3 — Travel

Nuveen is sponsoring a training conference. You know a Non-US Government Recipient in a neighboring country who would be interested in attending and you recommend that Nuveen invite her and pay for her travel.

Analysis: The travel is permissible under certain conditions. The training serves a legitimate business purpose, so Nuveen may pay for the travel under this policy so long as the expenses are reasonable. But extravagant expenses (such as a first-class ticket or conspicuously luxurious accommodations) might be “red flags.” The travel must be pre-approved and documented.

Example 4 — Travel Involving Friends and Family

Under the previous scenario, the Non-US Government Recipient asks to bring her spouse.

Analysis: Nuveen must not pay for the travel expenses of friends or family members of the Non-US Government Recipient. She may bring her spouse, but she will have to pay for the spouse’s travel expenses.

Example 5 — Travel Involving Stopover

Nuveen flies a Non-US Government Recipient to Chicago for a business meeting. He asks if he may stop in Las Vegas on the way back home.

Analysis: The Non-US Government Recipient may stop in Las Vegas, but he must pay for all expenses associated with the stopover. Nuveen cannot pay for any stopovers that are not directly connected to the business purpose of the travel.

Charitable and Political Contributions

Pre-approval of Contributions

1.              Obtain pre-approval from the Ethics Office before providing or offering any charitable donations in connection with Non-US Government Recipients or UK Recipients. This applies to contributions funded by Nuveen or solicited, arranged, or funded by you.

Making a charitable contribution at the request of a Recipient is not prohibited, but all donations must be made in accordance with our high ethical standards and in compliance with all applicable laws.

In addition, any charitable donations made in this context must meet ALL of the following criteria:

•                  the request for the donation has been made in writing

•                  the payment of the donation will be going directly to the charity and not to any intermediary, agent, or other payee

•                  the donation will not confer a personal benefit on any Recipient and is not part of any exchange of favors

•                  the donation is consistent with Nuveen’s philosophy and pattern of charitable giving, or with yours

•                  the donation is made either in your name or Nuveen’s name (depending on the final source of funding)

•                  you have received pre-approval for the donation from the Global Anti-Corruption Officer, based on a request that includes all material information available to you at the time

•                  the recipient is a bona fide charitable organization that is free from any known ties to illegal activities

2.              Obtain pre-approval from the Ethics Office before making any political contributions in connection with Non-US Government Recipients. Such contributions are limited to USD 150, are not eligible for reimbursement (you must pay for them personally), and are discouraged.

Considerations Concerning Contributions

3.         Distinct from pre-approval and technical compliance, consider the context before making any charitable donations associated with Non-US Government Recipients or UK Recipients:

•                  Has any due diligence been conducted on the potential charitable organization?

•                  Does Nuveen have a prior relationship with the potential charitable organization?

•                  How did this particular request first come to Nuveen’s attention?

•                  Is anyone who has communicated with Nuveen concerning the requested contribution a Non-US Government Recipient or UK Recipient?

•                  Is the potential recipient a government institution or agency (for example, a public hospital)?

•                  If the potential recipient is not a government institution or agency, is any government official, or any individual who does business with Nuveen or is affiliated with entities that do business with Nuveen, affiliated with the party making the request (as a board member, known supporter, etc.)?

•                  Why is it in Nuveen’s or your interest to make the requested contribution?

•                  Could Nuveen or you fairly be criticized or embarrassed if it makes the contribution?

Situational Example — Charitable and Political Contributions

A Non-US Government Recipient, who is also the manager of a fund that is a Nuveen investor, tells you that he is the Fundraising Committee Chair for his former university. He asks whether Nuveen would be interested in making a contribution to the university.

Analysis: This request calls for further inquiry. It should be considered whether the requesting Non-US Government Recipient would receive some intangible benefit from his former university, or whether he appears to be attempting to link the contribution to any decisions with respect to his fund’s investments in Nuveen.

The analysis would be different if the request was for a contribution to a government-sponsored disaster-relief fund recently established to aid victims of a recent earthquake in the official’s country, particularly if it was clear that other companies were being asked to make similar contributions. In that case, the official would be doing his official duty in soliciting contributions for the earthquake fund. Moreover, the direct beneficiary of the contribution would be the government, not some institution important only to the requesting official.

Hiring Individuals with Government or Business Connections

1.              Never hire a Non-US Government Recipient or UK Recipient, or an individual associated with such a Recipient, in order to gain an improper benefit. While there is no absolute prohibition on hiring Non-US Government Recipients or UK Recipients and their associates (including friends, relatives, and candidates recommended by them), always exercise caution.

You must never recommend, advance, or approve the hiring of such persons if you are aware of any reason to believe that the hiring may involve an effort to influence or secure an improper benefit for Nuveen, or may create the appearance that such a benefit exists.

In addition, you must never create a position solely to provide employment for a specific individual, or tailor a job description to match a specific individual.

2.              Use Nuveen’s ordinary hiring processes; do not give special treatment to Non-US Government Recipients or UK Recipients or their associates. Any evaluation and engagement of candidates who are Non-US Government Recipients or UK Recipients, or who are associated with such a Recipient as described in #1 directly above, must be done through Nuveen’s normal hiring process:

•                  All candidates for the job must be evaluated on the same criteria.

•                  You must not represent or imply to any candidate, or to anyone else, that the candidate will get the job or will receive special consideration.

•                  You must not attempt to improperly influence the hiring process, such as by asking that an individual be hired as a favor to you or by falsely represent their qualifications.

•                  If a candidate is in a capacity to influence a business outcome for Nuveen, use extreme caution in discussing employment or consulting opportunities with that candidate.

•                  You must notify the Global Anti-Corruption Officer before hiring anyone who is a Non-US Government Recipient or UK Recipient or an associate of one.

Courtesies that you would ordinarily extend to any other job applicant are acceptable. For example, you may do any or all of the following:

•                  Accept a recommendation on hiring and pass it on to the appropriate department for consideration:

•                  Thank the individual for the recommendation.

•                  Advise the individual that Nuveen has a centralized hiring process which is transparent and that decisions are made through a documented hiring process.

•                  Accept a résumé or letter of recommendation from the individual and pass it on to Human Resources or the appropriate person responsible for filling the job vacancy at issue.

•                  Assure the individual that the suggested candidate will receive appropriate consideration on the same basis as other candidates.

Situational Examples — Hiring Individuals with Government or Business Connections

Example 1

You are visiting a Non-US Government Recipient. At the end of the meeting, he mentions that his son is looking for a job and asks whether there might be a position at Nuveen. The Non-US Government Recipient does not in any way imply that the decision on hiring his son will affect his decision to invest in Nuveen’s funds or products.

Analysis: You may offer general information on Nuveen’s hiring procedures, take the son’s name and résumé, and forward it to Human Resources to be considered on the same basis as other candidates.

Example 2

Under the same scenario, the Non-US Government Recipient implies that he will make a larger investment if his son is hired. While the Non-US Government Recipient does not state this directly, his meaning is plainly understood by the salesperson.

Analysis: The son is now ineligible for a job at Nuveen because the request was linked, albeit indirectly, to investment in Nuveen’s funds or products.

Example 3

An employee of a private distributor for Nuveen’s funds has done a good job promoting the funds, and you work well together. Your division has a position that will be opening up in a couple of months (which you are not in charge of filling), and you think this person would be an excellent candidate. However, you also know that she is responsible for the distributor’s contract with Nuveen, because she recently completed the negotiations for a three-year renewal of the contract.

Analysis: You may mention the upcoming position to the person and tell her you think she would be a strong candidate. If she expresses interest, you can encourage her to apply through the normal channels, but you should make it clear to her that you cannot make any promises. With the distributor’s recent contract negotiations with Nuveen complete, there is little risk that she would be in a position to give Nuveen an improper advantage in anticipation of a positive hiring decision by Nuveen.

Example 4

Under the same scenario, the contract with the distributor will come up for renewal in one month, and you are the person in charge of hiring the new employee.

Analysis: Even though corrupt motives may be the furthest thing from your mind, your analysis of how the situation could look to an outsider should alert you to a possible appearance of quid-pro-quo. Specifically, it might appear that the employee’s hiring by Nuveen was a reward to her for giving Nuveen improper consideration during the contract negotiations. As a result, you should not discuss any potential hiring of the distributor’s personnel, at least until after the negotiations of the distributor’s contract with Nuveen are complete.

Summary of Rules Applicable to Non-US Government Recipients and UK Recipients

ALWAYS

•                  Always consider the context of any gift, entertainment, travel, or lodging.

•                  For Non-US Government Recipients, always get pre-approval before giving a gift.

•                  Always report gifts given to, or received from, a Recipient (excluding promotional items), using PTCC.

•                  For Non-US Government Recipients, always get pre-approval before providing or offering entertainment of any value.

•                  Always get pre-approval before providing or offering any air travel or lodging, or reimbursement for same.

•                  Always ensure that Recipients pay for any guests they bring and pay for any non-business activities they add to their itinerary.

•                  Always get pre-approval before giving any charitable or political contributions in connection with a Recipient.

•                  Always keep adequate records and documentation.

•                  Always submit business-related expenses to Nuveen for reimbursement.

•                  Always use Nuveen’s ordinary hiring processes; do not use different criteria or give special treatment to a Recipient or an associate of one.

•                  Always notify the Global Anti-Corruption Officer before hiring anyone who is a Recipient or an associate of one (as described in this policy).

•                  Always report any actual or possible violations of this policy, and do so promptly.

NEVER

•                  Never permit, or be part of, a “quid pro quo” arrangement (stated or implied understanding of one thing done in exchange for another).

•                  Never make any so-called grease payments (except to avoid physical harm).

•                  Never do anything that would be embarrassing to Nuveen, a Recipient, or yourself if it were to appear in the media or be noticed by a regulator.

•                  Never permit or encourage anyone to do something that violates law, regulation, or policy.

•                  Never do anything that would have the effect or appearance of circumventing a restriction.

•                  Never falsify records or omit material facts.

•                  Never give anyone more than USD 100 worth of gifts in any 12-month period.

•                  Never hire anyone, or tailor a job for a specific person, in order to gain an improper benefit.

KEEP IN MIND

•                  Events that would normally be considered entertainment are considered gifts (and thus subject to more restrictive limits) unless both a Nuveen employee and a Recipient are present.

•                  All entertainment must have a legitimate business purpose.

•                  You do not need to report gifts of low-value items that carry a Nuveen logo.

•                  Wherever possible, Nuveen should pay for all entertainment, travel, and lodging directly.

•                  Concur is for reimbursement only; you may still need to file reports for other purposes.

•                  The UK has stricter laws than other countries; see the box on page 2 if you are a UK employee or any time you are dealing with a UK Recipient.

•                  You will not be subject to any reprisals for sincere inquiries or reports of policy violations, or for following this policy even when it may cause Nuveen to lose business.

Third-Party Agents

Selection, Due Diligence, and Reviews

1.              Perform all required due diligence before contracting with any Third-Party Agents. While Third-Party Agents are important to Nuveen’s business development plans, it is essential to take all appropriate steps to ensure that Nuveen only engages Third-Party Agents who are expected to conduct themselves in a way that would not create liabilities — whether civil, criminal, or reputational — that could be imputed to Nuveen.

Any business area seeking to engage a Third-Party Agent must appoint an individual who is responsible for performing all of the following due diligence activities:

•                  completing a background review questionnaire (available from the Ethics Office) on the prospective Third-Party Agent and obtaining a copy of the Third-Party Agent’s anticorruption policy; be sure to specifically identify any red flags (see #3 below) that you may notice

•                  reviewing the answers to the questionnaire and, if they appear satisfactory, forwarding the questionnaire and the anti-corruption policy to your manager (or another individual in the management chain above you)

•                  ensuring that the manager approves the questionnaire and forwards it, along with the policy, to the Global Anti-Corruption Officer and the Legal Department

•                  verifying that the contractual amounts of any commissions or other compensation to be paid to the Third-Party Agent are customary and reasonable for the services provided

•                  ensuring that Legal has approved entering into the agreement with the Third-Party Agent

•                  affirming that all material terms of the proposed business agreement are represented in the draft contract, and that there are no separate oral agreements or arrangements of any nature

•                  getting approval from the relevant business manager for the proposed business terms of the engagement

The Global Anti-Corruption Officer and Legal must review all Third-Party Agent questionnaires and policies submitted to determine whether additional actions must be taken prior to engaging the Third-Party Agent. The applicable Nuveen entity will maintain all documentation related to the Third-Party Agent.

2.              Re-perform the due diligence for each Third-Party Agent once a year. Each business area that has contracts with Third-Party Agents must appoint an individual who is responsible for refreshing the due diligence on each Third-Party Agent at least annually. Similar to the initial due diligence process, the relevant business area will complete the annual review questionnaire, arrange for manager approval and forward the questionnaire to the Global Anti-Corruption Officer and the Legal Department for their review.

The business area will also mail to each Third-Party Agent the required annual reminder of their requirement to comply with anti-corruption principles.

Interactions and “Red Flags”

3.              Hold Third-Party Agents to Nuveen’s high ethical standards. You must not circumvent Nuveen’s policies and procedures by using a Third-Party Agent to do what Nuveen is prohibited from doing itself.

A Third-Party Agent may mistakenly believe that as a local individual or company it enjoys more freedom to “play by the local rules.” However, it is never acceptable for Nuveen’s policies to be circumvented in this manner. Misconduct by Third-Party Agents can create legal, reputational, political, and financial risks to Nuveen — and to any Nuveen employees who are implicated by virtue of their actions or their duties.

4.              Verify that all payments associated with Third-Party Agents are in line with the contract and appear proper in all regards. Each business area that has contracts with Third-Party Agents must make arrangements with the appropriate accounting function within Nuveen to monitor the payment activities associated with each Third-Party Agent. This includes:

•                  ensuring that commissions, expenses, and other payments are properly reflected in Nuveen’s accounting books and records and financial statements, and are not falsified or disguised in any way

•                  ensuring that no payments of commissions or other compensation are made in cash, to any other person, to bank accounts that are not in the Third-Party Agent’s name, or to an account in a country that is not the country where the services were provided or where the Third-Party Agent has an office

5.              Always remain alert for “red flags” and immediately report (as described on page 1) any that you see. This applies not only to relationships with Third-Party Agents but to relationships with any other counterparty, such as a business partner, sub-contractor to the Third-Party Agent, or a government official. While each relationship should be evaluated on its specific facts, there are a number of “red flags” that may signify a heightened risk to Nuveen:

•                  a party that should be neutral (such as a government official) recommends a specific person or company to serve as a Third-Party Agent

•                  a party seems indifferent to the price it is paying for Nuveen products or other products or services

•                  a party requests that payments be made to or through a third-party or to a third-country bank account, or requests other unusual financial arrangements without reasonable explanation

•                  a commercial party requests fees that are much greater than the market rate for comparable work without any reasonable explanation

•                  a commercial party refuses to certify that it will not take any action in furtherance of an improper payment.

•                  a commercial party has a reputation for paying bribes

•                  a commercial party requests payment in cash

•                  a commercial party is not listed in standard industry directories, or is unknown to people knowledgeable about the industry

•                  a background check of a commercial party’s principals uncovers evidence or reports of suspicious activities or a record of non-compliance with applicable rules or regulations

Situational Examples — Third-Party Agents

Example 1

You are responsible for securing investments in Nuveen funds from public entities in a country known for corruption. During an unguarded moment, a Third-Party Agent that has been engaged by Nuveen as a placement agent makes a comment implying that a payment will have to be made to a government official in order to secure a large pending investment. He is not explicit, but his meaning is clear.

Analysis: The Third-Party Agent’s comment is a “red flag”, so you must immediately alert your manager and seek advice from Compliance. This is something you must do any time you have reason to suspect that a Third-Party Agent or other entity in Nuveen’s sales or marketing network may have acted, or may be about to act, in violation of Nuveen’s policies.

If you ignore this remark, or any other remark or indication that points to the same possibility, then Nuveen — and you personally — could be held liable for the illegal payment.

Under US law, a company can be held responsible for an act of corruption committed on its behalf if circumstances suggest that it knew, or should have known, of the act. UK law is even stricter: Nuveen is automatically presumed to be responsible for any bribery committed on its behalf unless it can prove that it should not be held responsible (for instance, by documenting that it had an adequate compliance program in place).

Example 2

You are in charge of evaluating potential partners for expansion into a new country. An employee of a current distributor of Nuveen’s funds in a neighboring country offers to help get Nuveen set up in the new country at no cost, including a free sublet at the distributor’s offices for a year, after which rent would be paid to an entity whose name you have never heard before. The employee of the distributor implies that she has not vetted this plan with her superiors.

Analysis: There are at least two issues here, both requiring further inquiry. The first issue is whether the economic benefits are being offered on legitimate business grounds (for instance, as a competitive strategy for securing a long-term relationship) or as part of an attempt to create a quid pro quo — whether stated or merely implied. In general, if you cannot understand why the potential partner is willing to offer such attractive terms, you should not do the deal.

The second issue is the payments to an unknown entity. That could be a sign that those funds are being improperly funneled to an employee, government official, or other Recipient.

It may be that both the economic benefits and the unknown entity prove to be legitimate, but you cannot know until you have gathered more information.

Contracts with Other Parties

1.              When contracting with entities or individuals who are not Third-Party Agents, make sure that contract terms are transparent and complete. Written contracts with these counterparties must accurately reflect the economics of the agreement. Make sure that in all cases, the goods or services provided and the terms of payment are clearly specified in the contract. There must not be any material aspects of the agreement that are left to oral understanding or to side documents that are not acknowledged the contract.

2.              Avoid non-standard terms wherever possible. Nonstandard terms in transactions — such as prepayments or delayed bill-ing arrangements — can be used to hide improprieties or to circumvent policies, regulations, and laws. When a counter-party requests non-standard terms, use caution in accepting them. If in doubt, consult the Global Anti-Corruption Officer or Legal.

3.              Obtain all necessary contract approvals. All contracts with counterparties must be reviewed and approved by Legal and by the relevant business area head (or delegate). Once fully reviewed and approved, the contract must be signed by a Nuveen employee who has the proper authority to do so.

Situational Examples — Contracts with Other Parties

Example 1

You are negotiating a contract with a new pension client, and Nuveen has authorized you to offer a 1% discount on standard management fees. The pension representative says that for internal accounting reasons it would be easier if Nuveen could credit the 1% discount to a distinct bank account, rather than adjusting the terms in the contract.

Analysis: Any request for non-standard terms should prompt you to seek further information and to proceed with caution. In this case, for instance, honoring the request would mean that there would be no sign of the discount either in the contract or in Nuveen’s invoices, which would make it difficult for Nuveen to prove that the discount is in fact a discount and not an arrangement for diverting funds.

Your questioning may yield information that shows that the request is legitimate. But until you have sufficient evidence to rea-sonably conclude that the distinct account is not enabling money to end up in the pocket of the pension representative or another improper Recipient, you should indicate to the pension representative that you are not authorized to make such a commitment on behalf of Nuveen.

This guidance applies equally regardless of whether the pension fund is for a public or private entity.

Example 2

A counterparty requests very complicated payment terms that have no discernible business purpose.

Analysis: You should attempt to understand whether there may be a legitimate business reason for the complex terms. While complexity does not always indicate impropriety, unnecessarily complex payment terms can be a “red flag” for corrupt activities. You should seek additional explanation or justification for the complexity.

Policy Administration

Ownership

This policy is owned by the Nuveen Compliance Department (“Compliance”), with central responsibility for policy content resting with the Global Anti-Compliance Officer. The Global Anti-Compliance Officer is a member of Compliance and is also the head of the Ethics Office.

Training

Training will be provided to those Nuveen employees who are likely to have contact with Non-US Government Recipients or UK Recipients or whose job responsibilities make such training appropriate. Anyone who is subject to this policy, as indicated on page 1, is responsible for knowing and following it, regardless of whether they have been selected for training or not.

Exceptions

This policy exists to prevent violations of law. No exceptions that would violate any law will be granted.

Monitoring and enforcement

Nuveen Compliance is responsible for monitoring compliance and reporting to the appropriate governing bodies within Nuveen. Any individual who violates the policy is subject to penalty. Possible penalties may include a written warning, fines, and suspension or termination of employment. Literal compliance with the policy will not make a person immune from liability for conduct that violates the spirit of the policy.

Applicable rules

This policy has been adopted in accordance with U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act (“Bribery Act”), and other applicable anti-corruption laws.

SECTION 1.8

NUVEEN INVESTMENTS, INC.

REPORTABLE EVENTS POLICY

Nuveen Investments Compliance	February 2014

Reportable Events Policy

Summary and Scope

What this policy is about

Ensuring that you inform the Ethics Office of certain legal, financial, or other Reportable Events that involve you or any entity you controlled at the time of the event.

Who this policy applies to

All Permanent Employees.

All Nuveen interns.

Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

If an event is reportable, it doesn’t matter where it happened or who the legal or regulatory authority or other opposing party is. With Reportable Events, the financial service industry’s focus is on circumstances that could appear to call into question an individual’s ethics or judgment.

Consequently, you must report to the Ethics Office any reportable interaction with any authority that has jurisdiction over the matter — civil or military; domestic or foreign; regulatory or self-regulatory; municipal, state, or federal. This includes securities exchanges and professional associations. Nuveen in turn must review each Reportable Event and may be required to submit reports to those authorities that require them.

Failure to disclose a Reportable Event can have repercussions for you and for Nuveen. If you have any doubt whether something is reportable, contact the Ethics Office.

In many cases, the different stages of a proceeding are each considered a Reportable Event. For instance, the filing of a complaint by a financial regulator or law enforcement agency and the resolution of that complaint are each Reportable Events. An arraignment, conviction, and sentencing constitute three separate Reportable Events, even if all are related to the same alleged crime.

Restrictions and Requirements

1.              Promptly notify the Ethics Office or your local Compliance Officer of any Reportable Event. Report an event within 10 calendar days of its occurrence by calling the Ethics Office at 312- 917-8000 or by contacting your local Compliance Officer. A Reportable Event is any of the following that involves you personally or any organization you controlled at the time of the event:

•                  Any arraignment, charge, indictment, or entering of a plea in a criminal matter, other than a minor traffic violation.

•                  Any bankruptcy (whether voluntary or not), unsatisfied lien or judgment, short sale of a property, or settlement with a creditor involving any forgiveness of debt.

•                  Any notice or action involving any regulator, such as a complaint, request for information or testimony, subpoena, or any notice of proceedings or of an investigation, or a Wells notice.

•                  Any suspension or revocation of authorization to act as an attorney, accountant, or federal contractor.

•                  Any new complaint from any former, current or prospective customer that makes allegations of any sales practice violation or of theft, forgery, or misappropriation of assets.

•                  Any investment-related arbitration or civil litigation.

•                  Any order or injunction from the U.S. Postal Service related to allegations of obtaining money or property through false representation.

•                  Any instance where a bonding company has denied, revoked, or made a payment on a bond.

•                  Any judgment, finding, decision, sanction, penalty, consent decree, or settlement in connection with any of the above.

2.              Complete the Annual Compliance Questionnaire/Certifica-tion when requested. Note that the questionnaire is not a substitute for properly reporting an event as described above.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

SECTION 1.9

NUVEEN INVESTMENTS, INC.

DOING BUSINESS WITH GOVERNMENT ENTITIES POLICY

Nuveen Investments Compliance	October 2014

Doing Business With Government Entities Policy

Summary and Scope

What this policy is about

Helping to ensure that you act appropriately in any business solicitations of state or local government entities, including when providing gifts or entertainment to any state or local Government Officials.

Who this policy applies to

All Permanent Employees.

Any consultants, temporary workers, and interns notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

Laws and regulations vary widely across states and municipalities. Activities that are permissible in one state may be prohibited by another. Some municipalities have their own laws in addition to state laws.

Engaging in solicitation with a Government Official may trigger time-sensitive obligations. For example, you may be required to register as a lobbyist in a state or municipality, complete a state or municipality-governed ethics training course, or comply with other stringent disclosure requirements.

Violations of this policy could have serious consequences for Nuveen. Nuveen could lose current government clients, be disqualified from doing business with potential new clients, and could suffer damage to its reputation.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Government Entity Any government, agency, authority, or instrumentality of any state, county, municipality, or territory that is owned, controlled, or under the protection of the United States, and any account, fund, defined benefit plan, defined contribution plan (such as a 529, 403(b), or 457 plan) or other pool of assets owned or sponsored by such an entity.

Government Official Any elected, appointed, or employed official at any level of state or local government, and any candidate for state or local office. This includes any board members or personnel of a state or local retirement plan or government-controlled enterprise.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

What is considered a solicitation?

Any communication with a Government Official for the purpose of gaining a Government Entity as a client is considered a soliciation. It doesn’t matter whether the communication is direct or indirect, oral or written.

Examples of solicitation

Common examples are:

•                  Leading or participating in a sales meeting with a Government Official regarding any Nuveen product or service. This applies no matter who initiated the meeting.

•                  Contacting an investment consultant retained by a Government Entity to discuss investment opportunities with that entity.

Examples of what is NOT solicitation

Soliciting does not include:

•                  Contact with a Government Official for preliminary information to determine if there is a potential business opportunity.

•                  Submitting a response to a Request for Proposals or Request of Qualifications in connection with investment advisory business. However, contacts made prior to the issuance of an RFP or outside of the formal RFP process (such as with a high-level Government Official or employee who is not part of the RFP process) are considered soliciations.

•                  Providing client services under an existing contract.

•                  Social conversations with a Government Official that do not involve a solicitation.

•                  Casual conversations or incidental contact with a state or local Government Official at a conference or similar setting. However, a prearranged meeting or an in-depth discussion with the same individual regarding any Nuveen product or service is considered a solicitation.

•                  Sending a Nuveen prospectus or general marketing information unsolicited to a Government Official. However, any follow-up contact is considered a solicitation.

Restrictions and Requirements

1.              Request preclearance well in advance of contacting any Government Official to solicit business, or notify Compliance within two business days of the solicitation. Preclearance is strongly encouraged as certain state and/or municipality laws and regulations may require registration or reporting prior to a solicitation. In these instances after-the-fact notification carries the risk of inadvertently violating state and/or municipal laws.

Email your preclearance request or notification of a solicitation that occurred to Broker Dealer Compliance (brokerdealercompliance@nuveen.com). If you are dedicated to a single affiliate, you may coordinate the request through your local Compliance Officer.

Compliance will conduct the research necessary to identify to you the circumstances under which you may legally and appropriately engage with the identified Government Official(s). Additionally, Compliance will inform you if subsequent preclearance is required for any further contact with the Government Official.

Include all of the following in your email:

•                  The meeting date.

•                  The Government Entity.

•                  The Government Official(s) participating in the meeting.

•                  The Nuveen employees participating in the meeting.

2.              Strictly observe any requirements or conditions attached to Compliance’s approval. For example, you may be required to complete a training course held by the Government Entity’s designated ethics office, track the time and expenses you incur in connection with soliciting the Government Entity, or meet other compliance obligations (see the sidebar below).

If your activity triggers any registration or reporting requirements, Compliance will prepare and submit the required materials on your behalf.

3.              Preclear all gifts and entertainment to Government Officials as described in the Business Gift and Entertainment Policy. Use PTCC, or if time-sensitive, call the Ethics Hotline, to request gift or entertainment pre-clearance involving one or more Government Officials. If you are dedicated to a single affiliate, you can contact your local Compliance Officer to request pre-clearance, who in turn coordinates with Compliance. Be aware that some states and municipalities prohibit gifts or entertainment of any type, form, or value.

As with solicitations, if circumstances are such that preclearance of entertainment is not feasible, after-the-fact reporting, within two business days of the event, is permissible. Note that after-the-fact reporting incurs the risk of inadvertently violating state and/or local municipal laws.

4.              Be sure that any third-party solicitors are contractually prohibited from soliciting Government Entities. Exceptions to this restriction may be made based on facts and circumstances. Contact Compliance or your local Compliance Officer for more information.

Potential Additional Requirements

Government Entities may request that you complete certain ethics-related disclosures or certifications. You may receive these in connection with a solicitation, an RFP, or an investment advisory agreement with the entity. Contact Compliance or your local Compliance Officer before submitting any forms or other information back to the entity.

Examples of disclosures and limitations include:

•                  Placement agent disclosure form. Some Government Entities classify individuals soliciting business from the entity as “placement agents” and require them to submit a form disclosing certain information, such as about their compensation and about gifts and campaign contributions to Government Officials.

•                  Lobby law reference. In some cases, soliciting a Government Entity may trigger registration and/or reporting as a lobbyist and may require a certification of compliance with relevant lobby law or disclosure of registered lobbyists.

•                  Classification as a “public official.” The existence of an investment advisory agreement with a Government Entity can cause certain Nuveen employees to be considered “public officials” and thus subject to the ethics requirements that apply to such officials.

•                  Gift policies. Some Government Entities adopt special restrictions on gifts, including hospitality and entertainment, from current or prospective vendors. Others require the disclosure of gifts to Government Officials or certifications of compliance with laws and policies limiting or prohibiting gifts.

•                  Restrictions on communications. Often referred to as a “blackout” period or a “cone of silence,” these restrictions may prohibit Nuveen and its employees from contacting representatives of the Government Entity while there is a pending search or RFP.

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Situational Examples

Example 1

a.              Bob, a Nuveen employee, is at a conference and sits next to Janet, an investment official of a municipal pension fund. They begin casually discussing golf during the break. Preclearance/ notification not required. The conversation is casual and does not involve any defining elements of a solicitation.

b.              Janet mentions that they are seeking a new investment adviser. Bob decides to request a meeting with Janet’s team to discuss the potential business opportunity. Preclearance/notification required. Bob is now seeking to solicit a Government Official.

c.               Janet informs Bob that she cannot meet with him because an RFP has been issued and they are prohibited from speaking with prospective bidders. Bob decides to submit a response to the RFP. Preclearance/notification not required. Preparing and submitting a response to an RFP is not a solicitation.

d.              Independent of the RFP process, Bob decides to contact a board member of the pension fund to encourage him to support Nuveen’s bid. Preclearance/notification required. This communication is outside the formal RFP process.

Example 2

a.     John, a recently hired Nuveen employee, wants to build relationships with prospective clients. He decides to send a Nuveen capabilities book to various public pension systems. Preclearance/notification not required. Sending unsolicited general marketing information does not require Preclearance/ notification.

b.     John decides to call a county retirement system in his territory to see if they are seeking a new investment adviser. Preclearance/ notification not required. This is an initial call to determine if there is a potential business opportunity.

c.     The county retirement system confirms they are looking for a new investment adviser. Preclearance/notification required. Any subsequent contact from John is considered a solicitation.

d.     John schedules a sales meeting with an investment consultant representing a state retirement system. Preclearance/notifica-tion required. A sales meeting with the investment consultant is usually considered a solicitation of the Government Entity.

Example 3

a.     Sue, a Nuveen employee, is staffing an exhibition booth at a conference for government investment officers. She hands a brochure containing an overview of Nuveen affiliates and offerings to Tom, a municipal investment officer. Preclearance/notification not required. The brochure is general marketing information.

b.     Tom then asks Sue for information about Nuveen’s small-cap strategy. Sue hands him a brochure with general information about the small-cap strategy. Preclearance/notification not required. This brochure is also considered general marketing information.

c.     Sue offers to set up a meeting with Tom to discuss the small-cap strategy in more detail. Preclearance/notification required. Sue can schedule the meeting, but she must get preclearance or promptly report the contact within 2 business days.

Related Policies

The topics covered in this policy are closely related to those covered in two other policies.

Business Gifts and Entertainment Policy

Before offering (or accepting) any gifts or entertainment involving Government Officials, consult Nuveen’s Business Gifts and Entertainment Policy. All terms of that policy apply, including:

•                  All general rules, such as prohibitions on cash gifts, excessive gifts or entertainment, the soliciting of gifts or entertainment, and any quid-pro-quo understandings.

•                  All rules on reporting and preclearance, including the more restrictive terms that apply to any gifts or entertainment offered to Government Officials.

Global Anti-Corruption Policy

Before engaging in activities with a non-U.S. government official, consult Nuveen’s Global Anti-Corruption Policy.

See the full policy documents for details.

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